EXHIBIT 10.2

                       401(k) SAVINGS PLAN

                                OF

                       UNIQUE MOBILITY, INC.



                       Amended and Restated,

                    Effective November 1, 1996

                    Executed February 17, 1997



                       401(k) SAVINGS PLAN
                               OF
                       UNIQUE MOBILITY, INC.

                       amended and restated
                    effective November 1, 1996


                            PREAMBLE

    UNIQUE MOBILITY, INC., a Colorado corporation (the "Company"), effective November 1,1989, established a profit sharing plan that allowed before-tax Employee contributions (the "Plan")and trust (the "Trust"). The Plan was amended and restated effective November 1, 1993 and is hereby amended and restated as set forth below, effective generally November 1, 1996. The Company entered into a trust agreement effective November 1, 1989, with a trustee (the "Trustee"),which has been amended and restated, as of August 1, 1993. The Plan and Trust are intended to comply with the provisions of the Code (as defined herein) and ERISA (as defined herein), to qualify as a profit sharing plan for all purposes of the Code, and to provide a cash or deferred arrangement that is qualified under Code section 401(k).

    Effective April 1, 1997, the Plan Year has changed to the twelve-month period commencing April 1 and ending the following March 31. The period from Novemver 1, 1996 through March 31, 1997 is a short Plan Year.


                            ARTICLE I

                           Definitions

    The following words and phrases shall have the meaning set forth below:

    1.1 "Affiliated Entity" means any corporation or other entity, now or hereafter formed, that is or shall become affiliated with the Company, either directly or indirectly, through stock ownership or control, and which is (a) included in the controlled group of corporations within the meaning of Code section 1563(a) without regard to Code section 1563(a)(4) and Code section 1563(e)(3)(C) in which the Company is also included; (b) included in the group of entities (whether or not incorporated) under common control (within the meaning of Code section 414(c) in which the Company is also included;
(c) included in an affiliated service group (within the meaning of Code section 414(m) in which the Company is also included; (d) required to be aggregated with the Company (within the meaning of Code section 414(o); or (e) affiliated with the Company through stock ownership or as otherwise determined by the Company.

    1.2 "Alternate Payee" means any Participant's Spouse, former spouse, child, or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant.

    1.3 "Annual Addition" means the allocations to a Participant's account(s) for any Plan Year, as described in detail below.

         (a) Annual Additions shall include: (i) Company Contributions to this Plan (and any other defined contribution plan maintained by the Company or any Affiliated Entity); (ii) Participant After-Tax Contributions to this Plan and after-tax contributions to any other defined contribution plan maintained by the Company or any Affiliated Entity; (iii) Participant Before-Tax Contributions to this Plan and before-tax contributions to any other defined contribution plan maintained by the Company or any Affiliated Entity;
(iv) forfeitures allocated to a Participant's account(s) in this Plan and any other defined contribution plan maintained by the Company or any Affiliated Entity (except as provided in paragraph (b)(iii) below); (v) all amounts paid or accrued after December 31, 1985 in Taxable Years ending after December 31, 1985, to a welfare benefit fund as defined in Code section 419(e) and allocated to the separate account (under such welfare benefit fund) of a Key Employee to provide post-retirement medical benefits; and (vi) contributions allocated on the Participant's behalf to any individual medical account as defined in Code section 415(l)(2).

         (b) Annual Additions shall not include: (i) Rollover Contributions to this Plan or rollover contributions, made pursuant to Code section 402(c), 403(a)(4), 403(b)(8), 405(d)(3),408(d)(3), or 409(b)(3)(C) to any other defined contribution plan maintained by the Company or an Affiliated Entity;
(ii) repayments of loans made to a Participant from a qualified plan maintained by the Company or any Affiliated Entity; (iii) repayments of forfeitures for rehired Participants, as described in Code sections 411(a)(7)(B) and 411(a)(3)(D); (iv) direct transfer of employee contributions from one qualified plan to this Plan or any other qualified defined contribution plan maintained by the Company or any Affiliated Entity; (v)deductible employee contributions within the meaning of Code section 72(o) (5); or (vi)employee contributions to a simplified employee pension, if such contributions are deductible under Code section 219(a).

    1.4 "Break in Service" means a Plan Year in which a Participant fails to receive credit for more than 500 Hours of Service. A five-year Break in Service means five consecutive one-year Breaks in Service. A leave of absence in a non-paid status that is approved in writing by the Company shall not constitute a Break in Service for eligibility, participation, or vesting purposes.

    1.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings in effect thereunder from time to time.

    1.6  "Committee" means the administrative committee provided for in
Section 8.4.

    1.7 "Company" means Unique Mobility, Inc., a Colorado corporation, any successor thereto, and, where the context requires, any Affiliated Entity that adopts the Plan pursuant to Article XI.

    1.8 "Company Contributions" means all contributions to the Plan made by the Company pursuant to Section 3.1 for the Plan Year.

    1.9 "Company Discretionary Contributions" means all contributions to the Plan made by the Company pursuant to subsection 3.1(a) for the Plan Year.

    1.10 "Company Matching Contributions" means all contributions to the Plan made by the Company pursuant to subsection 3.1(b) for the Plan Year.

    1.11 "Compensation" means:

         (a) For purposes of determining the limitation on Annual Additions under Section 3.4 and the minimum contribution under Section 13.4 when the Plan is top-heavy, Compensation shall mean wages, as defined in Code section 3401(a) for purposes of income tax withholding, and all other payments of compensation by the Company in the course of its trade or business for which the Company is required to furnish a written statement to the Employee, pursuant to Code sections 6041(d) and 6051(a)(3). Compensation shall be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of employment or based on the Services performed, such as the exception for agricultural labor in Code Section 3401(a)(2).

         (b) For all purposes of the Plan other than determining the limitation on Annual Additions under Section 3.4 and the minimum contribution under Section 13.4 when the Plan is top-heavy, Compensation shall mean wages as defined in Code section 3401(a) for purposes of income tax withholding, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or based on the services performed, such as the exception for agricultural labor in Code section 3401(a)(2). Compensation shall also include elective contributions that are not includable in the Employee's income pursuant to Code sections 125, 402(a)(8), 402(h), 403(b), 414(h)(2) or 457(b).

         (c) For purposes of subsections(a) and (b) above, the term "Company" shall also include all Affiliated Entities and any entity that would be an Affiliated Entity if the phrase "more than 50%" were substituted for the phrase "at least 80%" each place it occurs in Code section 1563(a)(1).

         (d) For all purposes of the Plan, Compensation taken into account for any Plan Year or Limitation Year, as the case may be, shall not exceed the OBRA '93 annual compensation limit in effect for the calendar year in which the Plan Year or Limitation Year begins. The compensation limit is $150,000 as adjusted by the Secretary of Treasury); provided however, that for the Short Plan Year the limit shall be 5/12 of the compensation limit. For the Short Plan Year only, in determining this limit the Compensation of the following people is aggregated, and their combined Compensation is limited to 5/12 of $150,000 (as adjusted by the Secretary of the Treasury):

               (i) an Employee who is either a Five-Percent Owner or one of the ten most highly compensated Highly Compensated Employees,

               (ii) the Spouse of an Employee described in paragraph(i), and

               (ii) asny descendant under the age of 19 of an Employee described in paragraph (i).

Effective April 1, 1997, the preceding sentence is deleted.

    1.12 "Determination Date" means, with respect to each Plan Year, the last day of the preceding Plan Year; provided however, that, in the case of the first Plan Year of the Plan, the Determination Date shall be the last day of such Plan Year.

    1.13 "Determination Year" means the Plan Year.

    1.14 "Disability" means a physical or mental condition of a Participant that, in the judgment of the Committee based upon medical reports and other evidence satisfactory to the Committee, presumably permanently prevents him from satisfactorily performing his usual duties for the Company or the duties of such other position or job that the Company makes available to him and for which such Participant is qualified by reason of his training, education, or experience.

    1.15 "Dollar Limitation" means $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Code section 415(b)(1)(A), as adjusted by the Secretary of the Treasury, provided, however, that for the Short Plan Year only the Dollar Limitation shall be 5/12 of $30,000 or 5/12 or the defined benefit dollar limitation set forth in Code section 415(b)(1)(A), as adjusted by the Secretary of the Treasury.

    1.16 "Domestic Relations Order" means any judgment, decree or order including approval of a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant and is made pursuant to a state domestic relations law (including a community property law).

    1.17 "Earliest Retirement Age" means, for purposes of Section14.9, the earlier of (a) the date on which the Participant is entitled to distribution under the Plan, or (b) the later of (i)the date the Participant attains age 50, or (ii)the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service.

    1.18 "Effective Date" means the original effective date of this Plan, November1, 1989.

    1.19 "Employee" means each individual who performs services for the Company and whose wages are subject to withholding by the Company. The term "Employee" shall also include leased employees within the meaning of Code section 414(n)
(2). Notwithstanding the foregoing, if leased Employees within the meaning of Code section 414(n)(2) constitute less than 20% of the Company's nonhighly compensated work force within the meaning of Code section 414(n)(5)(C)(iii), the term "Employee" shall not include those leased Employees covered by a plan described in Code section 414(n)(5).

    1.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings in effect thereunder from time to time.

    1.21 "Family Member" means the Spouse, lineal ascendants and descendants and the spouses of such lineal ascendants or descendants of any Employee who is, during a Determination Year or a Look-Back Year, a Five-Percent Owner or one of the ten most highly compensated Highly Compensated Employees of the Company. Effective April 1, 1997, this section 1.21 shall be deleted.

    1.22 "Five-Percent Owner" means:

         (a) With respect to a corporation, any person who owns (either directly or indirectly according to the rules of Code section 318) more than 5% of the value of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of all stock of the corporation.

         (b) With respect to a non-corporate entity, any person who owns (either directly or indirectly according to rules similar to those of Code section 318) more than 5% of the capital or profits interest in the entity.

A person shall be a Five-Percent Owner for a particular year if such person is a Five-Percent Owner at any time during such year.

    1.23 "Highly Compensated Employee" means:

         (a) For Plan Years beginning on and after April 1, 1997:

             (i) Any Employee who, at any time during the Determination Year or the Look-Back Year, was a Five-Percent Owner.

             (ii) Any Employee who earned at least $80,000 (as adjusted by the Secretary of the Treasury) during the Look-Back Year and was a member of the Top-Paid Group.

         (b) For the Short Plan Year:

             (i) Any Employee who performs service for the Company during the Determination Year and who, during the Look-Back Year: (A) received Compensation from the Company in excess of 5/12 of $75,000 (as adjusted by the Secretary of the Treasury); (B) received Compensation from the Company in excess of 5/12 of $50,000 (as adjusted by the Secretary of the Treasury) and was a member of the Top-Paid Group; or (C was an officer of the Company and received Compensation greater than 5/12 of 50% of the dollar limitation in effect under Code section 415(b)(1)(A).

             (ii) Employees who are both (A)described in paragraph(b)(i)(A),
(b)(i)(B), or(b)(i)(C) above when the words "Determination Year" are Substituted for the words "Look-Back Year" and (B)one of the 100 Employees who receive the most Compensation from the Company during the Determination ear.

             (iii)A Five-Percent Owner at any time during the Look-Back Year or Determination Year.

             (iv) If no officer has Compensation in excess of 50% of the limit described in paragraph (b)(i)(C) above, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

             (v) For purposes of determining Highly Compensated Employees under paragraph (b)(i)(C), the number of officers shall be limited to 50 (or, if lesser, the greater of three Employees or 10% of all Employees) excluding those Employees who may be excluded in determining the Top-Paid Group.

             (vi) If any individual is a Family Member, then for purposes of this subsection, (A)such individual shall not be considered a separate Employee, and (B)any Compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the Five-Percent Owner or Highly Compensated Employee.

             (vii)Notwithstanding the above, if the Company maintained significant business activities in at least two significantly separate geographic areas during the Look-Back Year or the Determination Year, the Company may elect, in its sole discretion, to identify Highly Compensated Employees using the simplified method described in Code section 414(q)(12). Under this method, Highly Compensated Employees are identified using the method described in subsections(b)(i) through(b)(vi) above, with the following modifications: (A)the amount "$75,000" in paragraph(b)(i)(A) is replaced by the amount "$50,000"; (B) paragraph(b)(i)(B) is deleted; and (C)the reference in paragraph(b)(ii) to paragraph(b)(i)(B) is ignored.

         (c) Notwithstanding any other provisions of the Plan, for purposes o determining the number or identity of Highly Compensated Employees, individuals who would be treated as leased employees under Code section 414(n) shall be treated as Employees.

    1.24 "Hour of Service" means:

         (a) Each hour for which an Employee is paid or entitled to payment b the Company for the performance of duties for the Company during the applicable computation period. Hours of Service under this subsection (a) shall be credited to the Employee for the computation period or periods in which the duties are performed, regardless of when the Employee is paid for such duties.

         (b) Each hour for which an Employee is paid or entitled to payment by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. Hours of Service under this subsection (b) shall be credited to the Employee for the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates. Notwithstanding the preceding sentence:

               (i)No more than 501 Hours of Service shall be credited under this subsection(b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

               (iiAn hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws; and

               (iiHours of Service shall not be credited for a payment that solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this subsection (b) a payment shall be deemed to be made by or due from the Company regardless of whether such payment is made by or due from the Company directly, or indirectly through, among others, a Trust Fund, or insurer, to which the Company contributes or pays premiums and regardless of whether contributions made or due to the Trust Fund, insurer or other entity are for the benefit of particular Employees o are on behalf of a group of Employees in the aggregate.

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. Hours of Service under this subsection (c) shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under subsection(a) or subsection(b) of this Section, as the case may be, and under this subsection(c).

         (d) In the case of each Employee who is absent from work for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employe in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a one-year Break in Service has occurred for purposes of vesting and participation (but not for purposes of benefit accrual), the following hours: (i)the Hours of Service that otherwise would normally have been credited to such Employee but for such absence, or (ii)in any case in which the Plan is unable to determine the hours described in paragraph(d)(i), eight Hours of Service per day of such absence, provided, however, that the total number of hours treated as Hours of Service under this subsectio (d) by reason of any such pregnancy or placement shall not exceed 501 Hours of Service. The hours described in this subsection (d) shall be treated as Hours of Service only in the year in which the absence from work begins, if a Participant would be prevented from incurring a one-year Break in Service in such year solely because the period of absence is treated as Hours of Service as provided in this subsectio(d), or in any other case, in the immediately following year. For purposes of this subsection (d), the term "year" means the period used in computing a Break in Service. Notwithstanding the foregoing, the Committee may determine that no credit will be given pursuant to this subsection(d) unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence from work is for reasons referred to in the first sentence of this subsection (d) and the numbe of days for which there was such an absence.

         (e) For purposes of calculating the Hours of Service to be credited to periods during which no duties are performed and determining the computation periods to which hours shall be credited, the rules set forth in subsections(b) and(c) of Department of Labor Regulation section 2530.200b-2 are hereby incorporated by reference as though such provisions were fully set forth at this point.

    1.25 "Key Employee" means an individual described in Code section 416(i) and the regulations promulgated thereunder.

    1.26 "Limitation Year" means the Plan Year for purposes of Code section 415.

    1.27 "Look-Back Year" means the twelve months immediately preceding the Determination Year.

    1.28 "Non-Highly Compensated Employee" means an Employee of the Company who is not a Highly Compensated Employee. For purposes of the Short Plan Year, a Non-Highly Compensated Employee shall mean an Employee of the Company who is neither a Highly Compensated Employee nor a Family Member.

    1.29 "Non-Key Employee" means any Employee who is not a Key Employee.

    1.30 "Normal Retirement Age" means age 65.

    1.31 "Participant" means an Employee who has satisfied, and continues to satisfy, the eligibility requirements of Section 2.1 and who enrolls under the Plan and accrues benefits under the Plan.

    1.32 "Participant After-Tax Contributions" means contributions made to the Plan by a Participant pursuant to subsection 3.2(a) of the Plan and that are subject to federal income tax.

    1.33 "Participant Before-Tax Contributions" means contributions made to the Plan by the Company, at the election of the Participant, in lieu of cash compensation, pursuant to subsection 3.2(a) of the Plan, and which are excludable from the Participant's income in the year of contribution pursuant to Code sections 401(k) and 402(a)(8).

    1.34 "Participant Contributions" means Participant Before-Tax Contributions and Participant After-Tax Contributions.

    1.35 "Plan Year" means the 12-month period on which the records of the Plan are kept, which shall be April 1 through March 31, the Taxable Year of the Company, provided however that there shall be a Short Plan Year from November 1, 1996 through March 31, 1997.

    1.36 "Qualified Domestic Relations Order" means a Domestic Relations Order that creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan and with respect to which the requirements of subsection 14.9(c) are met.

    1.37 "Qualified Non-Elective Contributions" means any contribution to the Plan made by the Company pursuant to subsection 3.1(c) for the Plan Year. Qualified Non-Elective Contributions shall be fully vested when made and shall be subject to the restrictions of Code section 401(k)(2)(B).

    1.38 "Qualified Matching Contributions" means that portion of Company Matching Contributions so designated by the Company. Any such designation must be made before the Company Matching Contribution is made to the Plan.

    1.39 "Required Beginning Date" means, for the Short Plan Year, April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. For Plan Years beginning on and after April 1, 1997, Required Beginning Date means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar in which the Participant terminates employment with the Company and all Affiliated Entities; provided however, that the Required Beginning Date for a Participant who is a Five Percent Owner is April 1 of the calendar year following the calendar year in which the Participant attains 70-1/2.

    1.40 "Rollover Contribution" means a contribution to the Plan by an Employee of: a nontaxable distribution from a qualified plan under Code section 402(c); a nontaxable distribution from a qualified annuity plan under Code section 403(a)(4); a nontaxable distribution from a tax-sheltered annuity plan under Code section 403(b)(8); a nontaxable distribution of the excess of the proceeds of a qualified bond under Code section 405(d)(3) (issued before January 1, 1984) over the basis of such bond; a nontaxable distribution from an individual retirement account or annuity under Code section 408(d)(3); or the nontaxable redemption of a retirement bond under Code section 409(b)(3)(C) issued before January 1, 1984).

    1.41 "Short Plan Year" shall mean the Plan Year beginning on
November 1, 1996 and ending on March 31, 1997.

    1.42 "Spouse" means the person to whom a Participant is lawfully married on one of the following dates: the date of the Participant's death, the date any election is filed pursuant to Article VI, or the date the Participant's benefits commence. Effective on the date of execution of this amendment and restatement, a former Spouse of a Participant shall have no interest in this Plan, except as provided in a Qualified Domestic Relations Order or in a beneficiary designation form executed by the Participant after the Spouse had become a former Spouse.

    1.43 "Stock" means the $0.01 par value common stock of the Company.

    1.44 "Taxable Year" means the accounting period of the Company for federal income tax purposes.

    1.45 "Top-Paid Group" means the top 20% of Employees ranked on the basis of Compensation received during the applicable year. For purposes of this Section only, a leased employee (as defined in Code section 414(n)(2)) shall be treated as an Employee unless he is either covered by a safe-harbor plan (described in Code section 414(n)(5)) maintained by the leasing organization or covered by a qualified plan maintained by the Employer or an Affiliated Entity. For purposes of determining the number of Employees in the Top-Paid Group, the following Employees may be excluded:

         (a) any Employee who has not completed six months of service before the end of the applicable year;

         (b) any Employee who normally works less than 17-1/2 hours per week, as defined in the regulations under Code section 414(q);

         (c) any Employee who normally works less than six months during the applicable year, as defined in the regulations under Code section 414(q);

         (d) any Employee who has not had his 21st birthday by the end of the applicable year; and

         (e) any Employee who is a non-resident alien and who receives no earned income (within the meaning of Code section 911(d)(2)) from the Company or Affiliated Entity that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) during the applicable year.

Notwithstanding the foregoing, the Company or Affiliated Entity may elect, on a consistent and uniform basis, to modify the permissible exclusions set forth above by substituting any shorter period of service or lower age. The Company or Affiliated Entity may elect not to exclude any Employees in determining the Top-Paid Group.

    1.46 "Valuation Date" means the last day of each Plan Year and any other dates as specified in Section 4.2 as of which the assets of the Trust Fund are valued at fair market value and as of which the increase or decrease in the net worth of the Trust Fund is allocated among the Participants' accounts. For purposes of Article XII only, the term "Valuation Date" means the date as of which the account balances shall be valued, which date shall be the Determination Date.

    1.47 "Year of Service" means a Plan Year in which an Employee has at least 1,000 Hours of Service in the employ of the Company or an Affiliated Entity. A transfer of employment between Affiliated Entities or between the Company and an Affiliated Entity shall not be an interruption of service for purposes of the Plan. Years of Service with an Affiliated Entity shall be treated as Years of Service with the Company. Once a leased employee (within the meaning of Code section 414(n)) becomes an Employee, Years of Service shall also include service during any period the Employee was ineligible to participate in the Plan because such Employee was a leased employee. For purposes of eligibility under Section 2.1 and vesting under Section 5.1, Years of Service prior to the Effective Date shall be included.


                        ARTICLE II

                       Participation

2.1  Participation - Required Service - Minimum Age.

         Each Employee who is not included in a unit of Employees covered by a collective bargaining agreement in the negotiation of which retirement benefits were the subject of good faith bargaining and who has attained age 18 shall be eligible to become a Participant upon the first day of the month coincident with or next following the first to occur of (a) the date the Employee completes a six-consecutive-month period during which the Employee receives credit for at least 1,000 Hours of Service or (b), if (a) is not completed, the date the Employee completes a twelve-consecutive-month period during which the Employee receives credit for at least 1,000 Hours of Service. The six-month period shall commence on the date the Employee first performs an Hour of Service for the Company upon initial employment or latest date of reemployment. The first twelve-consecutive-month period shall commence on the date the Employee first performs an Hour of Service for the Company upon initial employment or latest date of reemployment. Subsequent twelve-consecutive-month periods shall commence on each anniversary of the date the Employee first performed an Hour of Service for the Company on initial employment or latest date of reemployment.


         Prior to an Employee's satisfying the requirements of this Section 2.1, an Employee shall incur a Break in Service for purposes of eligibility if he fails to complete at least 250 Hours of Service in his initial six-consecutive-month period or he fails to complete at least 500 Hours of Service in his initial twelve-consecutive-month period or any subsequent twelve-consecutive-month period.

2.2  Reemployment After Cessation of Employment.

    An Employee who has satisfied the age and service requirements of Section 2.1, who has subsequently terminated employment and who is thereafter reemployed shall participate in the Plan beginning upon the date of his reemployment.

2.3  Enrollment - Procedure.

    Each Participant shall fill out and sign an enrollment form supplied by the Committee (and such other forms as the Committee may require) and return such form(s) to the Committee. The form(s) shall include, among other information, the initial rate of the Participant's Before-Tax Contributions and Participant After-Tax Contributions, the initial investment direction, the post office address and date of birth of the Participant, and the name, post office address, and date of birth of each beneficiary of the Participant.

2.4  Absences.

    A leave of absence in a non-paid status approved in writing by the Company shall not constitute a termination of employment for eligibility, participation, or vesting purposes.


                        ARTICLE III

                       Contributions

3.1  Company Contributions.

         (a) Company Discretionary Contributions. Each Plan Year the Company shall contribute to the Trust Fund such amount of Company Discretionary Contributions, if any, as authorized by the Company. Company Discretionary Contributions shall be allocated to Company Contributions accounts.

         (b) Company Matching Contributions. Each Plan Year the Company shall contribute Company Matching Contributions to the Trust Fund on behalf of each Participant who makes Participant Before-Tax Contributions or Participant After-Tax Contributions for such Plan Year. The amount of the Company Matching Contributions shall be equal to the Participant Before-Tax Contributions and Participant After-Tax Contributions made by each Participant for the Plan Year up to 5% of Compensation. If a Participant makes Participant Contributions in excess of 5% of Compensation, the Company shall make Company Matching Contributions on behalf of such Participant equal to 25% of such Participant Contributions in excess of 5% of Compensation. Neither the Trustee nor any other person is under any duty to inquire into the correctness of the amount of Company Matching Contributions. Neither the Trustee nor any other person has any power, right, or duty to enforce payment of Company Matching Contributions. The Company may designate all or any portion of any Participant's allocation of Company Matching Contributions as Qualified Matching Contributions. Such designation shall be made before such contributions are made to the Trust Fund. Company Matching Contributions designated as Qualified Matching Contributions shall be allocated to Participant Before-Tax Contributions accounts. Company Matching Contributions not so designated shall be allocated to Company Contributions accounts.

         (c) Qualified Non-Elective Contributions. Each Plan Year the Company shall contribute to the Trust Fund such amount of Qualified Non-Elective Contributions, if any, as authorized by the Company. The Company may also elect to treat any portion of forfeitures occurring during the Plan Year as Qualified Non-Elective Contributions, pursuant to subsection 5.1(e). Qualified Non-Elective Contributions shall be allocated to Participant Before-Tax Contribution accounts.

         (d) The Company Contributions under this Section for a Plan Year shall not exceed the amount allowable as a deduction for the Taxable Year ending with or within a Plan Year pursuant to Code section 404, including carry forwards of unused deductions for prior Taxable Years. The Company Contributions shall be paid to the Trustee not later than the due date (including any extensions) for filing the Company's federal income tax return for such year. The Company Contributions for a Plan Year may be made without regard to current or accumulated earnings and profits.

         (e) The Company may make additional contributions to the Plan to resore amounts forfeited from the Company Contributions accounts of certain rehired Participants, pursuant to subsection 5.1(d). These additional contributions shall be required only when the forfeitures occurring during the Plan Year are insufficient to restore such forfeited amounts, as described in section 5.1(e). This contribution shall be allocated to the Participant's Company Contributions account.

         (f) Direct Rollovers. The Committee may authorize the Trustee to accept "direct rollovers" from Employees. A "direct rollover" is a voluntary, direct transfer of assets to this plan from another qualified retirement plan that is nontaxable under Code sections 402(c) and 401(a)(31). Direct rollovers may be made by any Employee; however, such Employee shall not be entitled to receive an allocation of any Company Contributions or to make Participant Contributions until he has satisfied the applicable eligibility and participation requirements of section 2.1. Direct rollovers shall be allocated to Rollover Contributions accounts.

3.2  Participant Contributions.

         (a) Participant Before- and After-Tax Contributions. A Participant shall make contributions to the Plan, through payroll withholding, based upon his Compensation for each pay period. All or a portion of such contributions shall be designated, on an appropriate form furnished by the Committee, as either Participant Before-Tax Contributions (as may be limited by Section 3.5 hereof), or as Participant After-Tax Contributions. Participant Contributions shall be promptly transferred by the Company to the Trustee. Each Participant shall designate as his Participant Contributions from 1%-15% of his Compensation, which shall be in whole percentages and which may be any combination of Participant Before-Tax Contributions or Participant After-Tax Contributions. For the first year of Plan participation, the designated rate of Participant Contributions must be 1% or more. Notwithstanding, subject to the limitations set forth in Sections 3.4, 3.5 and 3.6, in no event shall any Participant be permitted to make Participant Before-Tax Contributions to the Plan for any calendar year in an amount in excess of $7,000 (as adjusted by the Secretary of the Treasury).

         (b) Change in Rate of Participant Contributions. A Participant may prospectively change his rate of Participant Before-Tax or Participant After-Tax Contributions, or the characterization of Participant contributions as Before-Tax or After-Tax, at any time. A Participant who reduces his Participant Contributions to 0% shall not be permitted to resume making ParticipantContributions until the completion of six months of participation at the 0% level. A change must be registered with the Committee in writing at least 30 days prior to the beginning of the calendar quarter during which it is requested that it be made effective.

         (c) Rollover Contributions. The Committee may authorize the Trustee to accept Rollover Contributions from Employees. Rollover Contributions may be made by Employees who have not yet satisfied the requirements of Section 2.1; however, such Employees shall not be entitled to share in the allocation of Company Contributions under Sections 3.1, 4.5, and 4.6, to make Participant After-Tax Contributions pursuant to subsection (a), or to make Participant Before-Tax Contributions pursuant to subsection (a) until they have satisfied the requirements of Section 2.1. Rollover Contributions shall be allocated to Rollover Contributions accounts.

         (d) Direct Transfers. The Committee may authorize the Trustee to accept the direct transfer of assets from the trustee or funding agent of another qualified retirement plan (the "Transferor Plan") attributable to the participation under the Transferor Plan of an Employee. Nevertheless, no amount may be transferred to this Plan, directly or indirectly, from a plan required to provide automatic survivor benefits pursuant to Code section 401(a)
(11). Direct transfers may be made on behalf of Employees who have not yet satisfied the requirements of Section 2.1; however, such Employees shall not be entitled to share in the allocation of Company Contributions under Sections 3.1, 4.5, and 4.6, to make Participant After-Tax Contributions pursuant to subsection (a), or to make Participant Before-Tax Contributions pursuant to subsection (a) until they have satisfied the requirements of Section 2.1. The Committee shall authorize such a direct transfer only if the Transferor Plan is a plan qualified under Code section 401(a); the Committee may require such proof of qualified status from the Employee as it considers necessary. Unless a transfer of assets in kind is specifically authorized by the Committee, all such direct transfers shall be made in cash pursuant to such procedures, rules and regulations as the Committee may adopt from time to time. No amounts representing "qualified voluntary employee contributions" within the meaning of Code section 219(e) may be directly transferred to this Plan. All amounts transferred to this Plan pursuant to this Section shall be fully vested at all times. The Employee shall provide adequate documentation establishing the appropriate designation of the amount directly transferred to this Plan. Amounts attributable to after-tax contributions, and the earnings thereon, shall be allocated to the Employee's Participant After-Tax Contributions account. Amounts attributable to qualified non-elective contributions, qualified matching contributions, participant before-tax contributions, and the earnings thereon, shall be allocated to the Employee's Participant Before-Tax Contributions account. If the Employee is 100% vested in his Company Contributions account, then amounts attributable to rollover contributions or employer contributions (other than qualified non-elective contributions or qualified matching contributions) shall be allocated to the Employee's Company Contributionsaccount. If the Employee is less than 100% vested in his Company Contributions account, then amounts attributable to rollover contributions or employer contributions (other than qualified non-elective contributions or qualified matching contributions, as those terms are defined in the regulations under Code sections 401(k) and 401(m)) shall be allocated to the Employee's Rollover Contributions account. Such amounts shall thereafter share in the increase or decrease in the net worth of the Trust Fund, and shall be subject to the investment directions of the Employee in accordance with the Trust agreement.

3.3  Return of Contributions.

    Upon request of the Company, the Trustee shall return:

         (a)To the Company and those Participants who have made contributions, any contributions made under this Plan (adjusted to reflect any increase or decrease in the net worth of the Trust Fund attributable thereto) if the Internal Revenue Service refuses to issue an initial determination letter to the effect that this Plan and the Trust meet the requirements of the Code. Such contributions shall be returned within one year after the date of such denial of qualification. This Plan and the Trust will then terminate.

         (b)To the Company, any Company Contribution made under a mistake of fact. The amount that shall be returned shall not exceed the excess of the amount contributed (reduced to reflect any decrease in the net worth of the Trust Fund attributable thereto) over the amount that would have been contributed without the mistake of fact. Appropriate reductions shall be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution shall be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contribution not been made. Any contribution made under a mistake of fact shall be returned within one year after the date of payment.

         (c)To the Company, any Company Contribution that is not deductible under Code section 404. All contributions under the Plan are expressly conditioned upon their deductibility for federal income tax purposes. The amount that shall be returned shall be the excess of the amountcontributed (reduced to reflect any decrease in the net worth of the Trust Fund attributable thereto) over the amount that would have been contributed if there had not been a mistake in determining the deduction. Appropriate reductions shall be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution shall be returned to the extent that such reduction would reduce the account(s) of a Participant to an amount less than the balance that would have been credited to his account(s) had the contribution not been made. Any contribution conditioned on its deductibility shall be returned within one year after it is disallowed as a deduction.

3.4  Limitation on Annual Additions.

         (a) The Annual Additions to a Participant's account(s) in this Plan and any other defined contribution plan maintained by the Company or an Affiliated Entity for any Limitation Year shall not exceed in the aggregate the lesser of (i) 25% of such Participant's Compensation for such Limitation Year or (ii) the applicable Dollar Limitation. For this purpose, an Affiliated Entity shall be determined by substituting the phrase "more than 50%" for the phrase "at least 80%" each place it occurs in Code section 1563(a)(1).

         (b) If, as a result of a reasonable error in estimating a Participant's annual Compensation or as a result of the allocation of forfeitures, or as a result of other facts and circumstances as provided in the regulations under Code section 415, the Annual Additions to a Participant's account(s) would, but for this subsection (b), exceed the foregoing limits, the Annual Additions shall be reduced, to the extent necessary, in the following order: Participant After-Tax Contributions, Company Discretionary Contributions, Company Matching Contributions, Qualified Non-Elective Contributions, and Participant Before-Tax Contributions. The reduction in Participant After-Tax Contributions, Participant Before-Tax Contributions, Qualified Non-Elective Contributions, and any vested Matching Contributions shall be returned to the Participant. The amount of any reduction in the Participant's Company Discretionary Contributions or non-vested Company Matching Contributions shall be placed in a suspense account in the Trust Fund and used to reduce the Company Contribution to the Plan. The following rules shall apply to such suspense account: (i) no further Company Contributions may be made if the allocation thereof would be precluded by Code section 415; (ii) any increase or decrease in the net value of the Trust Fund attributable to the suspense account shall not be allocated to the suspense account, but shall be allocated to the remainder of the Trust Fund; and (iii) all amounts held in the suspense account shall be allocated as of each succeeding allocation date on which forfeitures may be allocated under the provisions of the Plan until the suspense account is exhausted.

3.5  Contribution Limits for Highly Compensated Employees (ACP Test).

         (a) Limits on Contributions. Notwithstanding any provision in this Plan to the contrary, the actual contribution percentage ("ACP") test of Code section 401(m)(2) shall be satisfied. Code section 401(m) and the regulations issued thereunder are hereby incorporated by reference.

         (b) Permissible Variations of the ACP Test. To the extent permitted by there gulations under Code sections 401(m) and 401(k), Participant Before-Tax Contributions and Qualified Non-Elective Contributions may be used to satisfy this test if not used to satisfy the ADP test of Section 3.6.

         (c) Advance Limitation of Participant After-Tax Contributions. The Committee may limit the Participant After-Tax Contributions of any Highly Compensated Employee at any time during the Plan Year. This limitation may be made, if practicable, whenever the Committee believes that the limits of this Section or Sections 3.4, 3.6, or 3.7 will not be satisfied.

         (d) Corrections to Satisfy Test. If the ACP test is not satisfied, the Company shall decide which one or more of the following methods shall be employed to satisfy the ACP test:

               (i)The Company may make Qualified Non-Elective Contributions to the Plan;

               (iiAfter any recharacterization of Participant Before-Tax Contributions permitted by paragraph 3.6(d)(ii) is completed, the Participant After-Tax Contributions (including such recharacterized Participant Before-Tax Contributions) made by Highly Compensated Employees, together with the net increase or decrease in the net worth of the Trust Fund attributable to such contributions, may be returned to such Highly Compensated Employees, without the consent of either the Highly Compensated Employee or his Spouse, subject to the rules of subsection (e).

               (iiAfter any recharacterization of Participant Before-Tax Contributions permitted by paragraph 3.6(d)(ii) is completed, the non-vested Company Matching Contributions allocated to Highly Compensated Employees as of any date during the Plan Year, together with the net increase or decrease in the net worth of the Trust Fund attributable to such contributions, may be forfeited, subject to the rules of subsection (e).

         (e) Excess Contributions. If the ACP test is not satisfied and the Company elects to return certain contributions or forfeit certain Company Matching Contributions pursuant to paragraphs (d)(ii) and (d)(iii) above, the following procedure shall be applied to determine the amounts returned or forfeited. The Highly Compensated Employee(s) with the highest actual contribution ratio (as defined in the regulations under Code section 401(m)) shall have an amount returned or forfeited until his actual contribution ratio is reduced to the greater of (i) the actual contribution ratio that causes the ACP test to be satisfied or (ii) the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio. The process described in the preceding sentence shall continue until the ACP test is satisfied.

3.6  Contribution Limits for Highly Compensated Employees (ADP Test).

         (a) Limits on Contributions. Notwithstanding any provision in this Plan to the contrary, the actual deferral percentage ("ADP") test of Code section 401(k)(3) shall be satisfied. Code section 401(k) and the regulations issued thereunder are hereby incorporated by reference.

         (b) Permissible Variations of the ADP Test. To the extent permitted by the regulations under Code sections 401(m) and 401(k), Participant Before-Tax Contributions, Qualified Matching Contributions, and Qualified Non-Elective Contributions may be used to satisfy the ACP test of Section 3.5 if they are not used to satisfy the ADP test.

         (c) Advance Limitation of Participant Before-Tax Contributions or Matching Contributions. The Committee may limit the Participant Before-Tax Contributions of any Highly Compensated Employee at any time during the Plan Year (with the result that his share of Company Matching Contributions may be limited). This limitation may be made, if practicable, whenever the Committee believes that the limits of this Section or Sections 3.4, 3.5, or 3.7 will not be satisfied.

         (d) Corrections to Satisfy Test. If the ADP test is not satisfied, the Company shall decide which one or more of the following methods shall be employed to satisfy the ADP test:

               (i)The Company may make Qualified Non-Elective Contributions to the Plan;

               (iiParticipant Before-Tax Contributions of Highly Compensated Employees, together with the net increase or decrease in the net worth of the Trust Fund attributable to such contributions, may be recharacterized as Participant After-Tax Contributions within 2-1/2 months after the close of the Plan Year, subject to the rules of subsections (e) and (f);

               (iiParticipant Before-Tax Contributions of Highly Compensated Employees, together with the net increase or decrease in the net worth of the Trust Fund attributable to such contributions, may be distributed to the Highly Compensated Employee within 12 months after the close of the Plan Year, without the consent of either the Highly Compensated Employee or his Spouse, subject to the rules of subsection (e).

         (e) Excess Contributions. If the ADP test is not satisfied and the Company elects to recharacterize or distribute contributions pursuant to paragraphs (d)(ii) and (d)(iii) above, the following procedure shall be applied to determine the amounts recharacterized or distributed. The Highly Compensated Employee(s) with the highest actual deferral ratio (as defined in the regulations under Code section 401(k)) shall have an amount recharacterized or distributed until his actual deferral ratio is reduced to the greater of (i) the actual deferral ratio that causes the ADP test to be satisfied or (ii) the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio. The process described in the preceding sentence shall continue until the ADP test is satisfied.

         (f) Recharacterization. If the Company elects to recharacterize certain amounts pursuant to paragraph (d)(ii) above, the Committee shall report the amount recharacterized to the Highly Compensated Employee and the Internal Revenue Service. The amount recharacterized, when added to any Participant After-Tax Contributions made by the Highly Compensated Employee, shall not exceed the maximum possible Participant After-Tax Contribution specified in subsection 3.2(a).

3.7  Contribution Limits for Highly Compensated Employees (Multiple Use).

         (a) Limits on Contributions. Notwithstanding any provision in this Plan to the contrary, the multiple use test described in the regulations under Code section 401(m) (which are hereby incorporated by reference) shall be satisfied.

         (b) Corrections to Satisfy Multiple Use Test. If the multiple use test is not satisfied, the Company shall cause the contributions to the accounts of the Highly Compensated Employees to be adjusted. To effectuate this adjustment, the Company may use one or more of the methods described in paragraphs 3.5(d)(ii), 3.5(d)(iii), 3.6(d)(ii), and 3.6(d)(iii), and may elect to apply such methods either to all Highly Compensated Employees benefitting under the Plan or only to those Highly Compensated Employees who are eligible to participate in both the portion of the Plan subject to Code section 401(k) and the portion of the Plan subject to Code section 401(m). The Company may also use any other correction method permitted in the regulations under Code section 401(m).

3.8  Military Service.

    Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be
provided in accordance with   414(u) of the Code.


                        ARTICLE IV

                Interests in the Trust Fund

4.1  Participants' Accounts.

    The Committee shall establish and maintain separate accounts in the name of each Participant, but the maintenance of such accounts shall not require any segregation of assets of the Trust Fund. Each account shall contain the contributions specified below and the increase or decrease in the net worth of the Trust Fund attributable to such contributions.

         (a) Participant After-Tax Contributions made by each Participant, if any, together with any increase or decrease in the net worth of the Trust Fund attributable to such contributions, shall be credited to his "Participant After-Tax Contributions account."

         (b) Participant Rollover Contributions made by each Participant, if any, together with any increase or decrease in the net worth of the Trust Fund attributable to such contributions, shall be credited to his "Participant Rollover Contributions account."

         (c) Each Participant's share of Company Discretionary Contributions, together with any increase or decrease in the net worth of the Trust Fund attributable to such contributions, shall be credited to his "Company Contributions account."

         (d) Participant Before-Tax Contributions made by each Participant, together with any increase or decrease in the net worth of the Trust Fund attributable to such contributions, shall be credited to his "Participant Before-Tax Contributions account."

         (e) Each Participant's share of Company Matching Contributions (except for such contributions as the Company designates as Qualified Matching Contributions), together with any increase or decrease in the net worth of the Trust Fund attributable to such contributions, shall be credited to his "Company Contributions account."

         (f) Each Participant's share of Company Matching Contributions that the Company designates as Qualified Matching Contributions, together with any increase or decrease in the net worth of the Trust Fund attributable to such contributions, shall be credited to his "Participant Before-Tax Contributions account."

         (g) Each Participant's share of Qualified Non-Elective Contributions, together with any increase or decrease in the net worth of the Trust Fund attributable to such contributions, shall be credited to his "Participant Before-Tax Contributions account."

4.2  Valuation of Trust Fund.

    The Trustee shall value the assets of the Trust Fund at least annually, as of the last day of the Plan Year, and at such other times as may be determined by the Committee, at their current fair market value and determine the net worth of the Trust Fund. Such valuation shall not, however, include any contributions made by the Company or Participants since the preceding Valuation Date or any unallocated forfeitures. The Trustee shall then determine the amount of increase or decrease in the net worth of the Trust Fund occurring since the preceding Valuation Date. Should the Committee determine that the fair market value as of the next preceding Valuation Date of any class of Stock not traded on an established market shall not substantially reflect the fair market value thereof at any time when shares of such class are to be purchased from the Company or any other person, or at the time of any Company contribution of shares of such class, a special valuation of such shares shall be conducted pursuant to this Section 4.2 as of the close of the calendar month immediately preceding any such purchase or contribution. Any determination made by the Committee in good faith hereunder with respect to the value of the Trust Fund, or shares of such class of Stock, or the appropriate time for valuation hereunder, shall be final and conclusive on all parties hereto.

4.3  Allocation of Increase or Decrease in Net Worth.

    The Committee shall, as of each Valuation Date, allocate the increase or decrease in the net worth of the Trust Fund that has occurred since the preceding Valuation Date among the Participant's accounts in relation to the investment options elected by each Participant and the increase or decrease in each such investment option relative to the Participant's share of each such investment option.

4.4  Allocation of Participant Contributions.

    Except for the temporary investment of Participant After-Tax Contributions, Participant Before-Tax Contributions, Rollover Contributions, or direct transfers pursuant to Section 4.7, as of each Valuation Date the Committee shall first complete the allocations required under Section 4.3. The Committee shall then credit to the appropriate accounts of each Participant the amount contributed by him as Participant After-Tax Contributions, or Rollover Contributions, or direct transfers since the preceding Valuation Date.

4.5  Allocation of Company Contributions.

         (a) As of the last day of each quarter, but after any allocations required by 4.3 and 4.4 as of such date have been completed, the Committee shall allocate all Company Matching Contributions for such quarter, if any, among the Company Contributions Accounts of Participants who made Before-Tax Contributions and/or After-Tax Contributions for such month in proportion to the Before-Tax Contributions and/or After-Tax Contributions made by each such Participant up to 5% of the Participant's Compensation and, with respect to Before-Tax Contributions and/or After-Tax Contributions in excess of 5% of Compensation, in proportion to 25% of such contributions.

         (b) As of the last day of each Plan Year, but after the allocations required by 4.3 and 4.4 as of such date have been completed, the Committee shall allocate all Company Discretionary Contributions for such Plan Year and all forfeitures occurring during such Plan Year (to the extent provided in Section 5.1(e)) among the Company Contributions accounts of Participants who made Before-Tax Contributions and/or After-Tax Contributions during such Plan Year in the proportion which the Compensation of each such Participant for such Plan Year bears to the aggregate Compensation of all such Participants for such Plan Year. If the Company makes a Company Discretionary Contribution for a Plan Year prior to the end of such Plan Year, the contribution shall be held in a suspense account in the Trust Fund until the end of the Plan Year and shall then be allocated to Participants' accounts in accordance with the foregoing provisions of this Section 4.5.

4.6  Allocation of Qualified Non-Elective Contributions.

    As of the last day of each Plan Year, the Committee shall first complete the allocations required by Sections 4.3, 4.4, and 4.5. The Committee shall then allocate all Qualified Non-Elective Contributions for such Plan Year to the Participant Before-Tax Contributions accounts of those Participants eligible to receive an allocation of such contributions, as follows:

         (a) Qualified Non-Elective Contributions shall be allocated to the Participant Before-Tax Contributions account of the Participant with the least Compensation, until either the Qualified Non-Elective Contributions are exhausted or the limit of Section 3.4 is reached for that Participant.

         (b) The remaining Qualified Non-Elective Contributions, if any, shall be allocated to the Participant Before-Tax Contributions account of the Participant with the next lowest Compensation, until either the Qualified Non-Elective Contributions are exhausted or the limit of Section 3.4 is reached for that Participant.

         (c) The procedure in subsection (b) shall be repeated until all Qualified Non-Elective Contributions have been allocated.

The Participants who are eligible to receive an allocation of Qualified Non-Elective Contributions are all those who received credit for one or more Hours of Service during the Plan Year and are Nonhighly Compensated Employees. Notwithstanding the preceding sentence, an individual who is a member of a family group described in paragraph 3.5(b)(v) is not eligible to receive an allocation of Qualified Non-Elective Contributions.

4.7  Temporary Investment of Participant Contributions.

    When Participant Before-Tax Contributions, Participant After-Tax Contributions, Rollover Contributions, and direct transfers are paid to the Trustee, they may be maintained in segregated account(s) (for the purpose of equitable allocation of any increase or decrease in the net worth of the Trust
Fund) until the Valuation Date upon which such contributions are credited (pursuant to Section 4.4) to the appropriate account(s). Income on the segregated account(s) shall be added to the principal thereof for transfer pursuant to Section 4.4 and shall not be allocated pursuant to Section 4.3.


                         ARTICLE V

                    Amount of Benefits

5.1  Vesting Schedule - Forfeitures.

         (a) Vesting. A Participant shall have a fully vested and nonforfeitable interest in all his account(s) upon his Normal Retirement Age, his death while employed or on an approved leave of absence, or his termination of employment because of a Disability. In all other instances his vested interest shall be calculated according to the following rules.

               (i)Rollover Contributions Account, Participant After-Tax Contributions Account, and Participant Before-Tax Contributions Account. A Participant shall be fully vested at all times in his Participant After-Tax Contributions account, Participant Before-Tax Contributions account, and Rollover Contributions account.

               (iiCompany Contributions Account. A Participant shall become vested in his Company Contributions account in accordance with the following schedule:

          Years of Service      Vested Percentage

                  0                     0
                  1                  33-1/3
                  2                  66-2/3
                  3                    100

         (b) Forfeitures. A forfeiture of the non-vested portion of a Highly Compensated Employee's Company Matching Contribution may occur in any Plan Year to satisfy the ACP test of Section 3.5, as described in the regulations under Code section 401(m). In addition, a Participant's non-vested interest shall be forfeited at the end of the earliest of the following Plan Years:

               (i)the Plan Year in which the Participant receives a distribution of his entire vested interest in his Company Contributions account;

               (ii)the Plan Year in which the Participant terminates employment, if the Participant terminates employment with the Company while he is 0% vested; for this purpose, the Participant shall be deemed to have received a distribution of his vested interest on the date the Participant terminates employment with the Company; or

               (iii)the Plan Year in which the Participant incurs a five-year Break in Service.

         (c) Restoration of Forfeitures. A forfeiture of the non-vested portion of a Highly Compensated Employee's Company Matching Contribution that occurred to satisfy the ACP test of Section 3.5 shall not be restored. Other forfeitures shall be restored under the following conditions.

               (i)If a Participant is rehired before he incurs a five-year Break in Service, and the Participant has received a distribution of his entire vested interest in his Company Contributions account (with the result that the Participant forfeited his non-vested interest in such account), then the Participant may repay to the Plan the entire distribution, without interest, within five years of his date of reemployment. If timely repayment is made, the exact amount of the forfeiture shall be restored to the Participant's account. If timely repayment is not made, no forfeiture shall be restored.

               (iiIf a Participant was 0% vested at the time he terminated employment with the Company, and he is rehired before he incurs a five-year Break in Service, then the Company shall restore the exact amount forfeited from his Company Contributions account.

               (iiIf a Participant is rehired before he incurs a five-year Break in Service, and the Participant has not received a distribution of his entire vested interest in his Company Contributions account (but the Participant has forfeited his non-vested interest in such account), then the Company shall restore the exact amount forfeited from such account.

               (ivIf a Participant is rehired after he incurs a five-year Break in Service, then no amount forfeited from his Company Contributions account shall be restored to such account.

               (v)All the rights, benefits, and features available to the Participant when the forfeiture occurred shall be available with respect to the restored forfeiture.

         (d) Method of Forfeiture Restoration. Forfeitures that are restored pursuant to subsection (c) shall be accomplished by either (i) a special Company Contribution to the Plan, or (ii) an allocation of the forfeitures occurring during the Plan Year pursuant to subsection (e), or (iii) a combination of (i) and (ii). The Company has the sole discretion to decide which method shall be used to restore forfeitures.

         (e) Allocation of Forfeitures. As of the last day of each Plan Year, the Company shall decide how to allocate the forfeitures that occurred during the Plan Year. Forfeitures may be:

               (i)treated as a Company Discretionary Contribution and allocated pursuant to Section 4.5; or

               (iitreated as a Company Matching Contribution and allocated pursuant to subsection 3.1(c); or

               (iiused to restore forfeitures pursuant to subsection (d); or

               (ivtreated as Qualified Non-Elective Contributions and allocated pursuant to Section 4.6.

5.2  Credits for Pre-Break Service.

         (a) Company Contributions Made After Reemployment.

               (i)A Participant who is vested in any portion of his Company Contributions account, who incurs a Break in Service, and who is thereafter reemployed, shall receive credit for vesting purposes for Years of Service prior to his Break in Service upon completing a Year of Service after such Break in Service.

               (iiA Participant who is not vested in any portion of his Company Contributions account, who incurs a Break in Service, and who is thereafter reemployed, shall receive credit for vesting purposes for Years of Service prior to his Break in Service only if (A) he completes a Year of Service after such Break in Service, and (B) the number of consecutive one-year Breaks in Service is less than the greater of five or the aggregate number of Years of Service before such break.

         (b) Company Contributions Made Prior to Termination. Years of Service after a Participant has incurred a five-year Break in Service shall be disregarded in determining the vested percentage in a Participant's Company Contributions account at the time of the break.

5.3  Distribution of Vested Amounts.

         (a) Upon termination of a Participant's employment, the distributable amount of the Participant's account(s) shall be paid pursuant to Article VI. The non-vested portion of the Participant's Company Contributions account shall be forfeited as provided in subsection 5.1(b).

5.4  Transfers - Portability.

    If any other employer adopts this or a similar profit sharing plan and enters into a reciprocal agreement with the Company that provides that (a) the transfer of a Participant from such employer to the Company (and vice versa) shall not be deemed a termination of employment for purposes of the plans, and
(b) service with either or both employers shall be credited for purposes of vesting under both plans, then the transferred Participant's account shall be unaffected by the transfer, except, if deemed advisable by the Committee, it may be transferred to the trustee of the other plan.

5.5  Reemployment - Separate Account.

    If a Participant returns to employment with the Company before receiving the entire vested portion of his Company Contributions account, the vested portion that has not been distributed shall be held in a separate Company Contributions account for such Participant. The Participant shall be fully vested in such account and no further Company Contributions shall be allocated to that account. In all other respects, such account shall be treated as a Company Contributions account for purposes of the Plan. A new Company Contributions account shall be established to which all Company Contributions made after date of reemployment shall be allocated. If a Participant becomes fully vested in two or more Company Contributions accounts, all such amounts shall be merged into one account.


                        ARTICLE VI

                 Distribution of Benefits

6.1  Beneficiaries.

    Each Participant (or, if the Participant has died, his beneficiary) shall file with the Committee a designation of the beneficiaries and contingent beneficiaries to whom the distributable amount (determined in Section 6.3) shall be paid in the event of his death. A beneficiary designation may be changed by the Participant (or beneficiary) at any time and without the consent of any previously designated beneficiary; however, if the Participant is married, the Participant's Spouse shall be the beneficiary designated to receive the benefits payable under this Article VI unless the Participant's Spouse has consented to the designation of a different beneficiary. To be effective, the Spouse's consent must be in writing, witnessed by a notary public, and filed with the Committee. Any such election shall be effective only as to the Spouse who signed the election. Effective as of the date of execution of this amendment and restatement, if a Participant has designated his Spouse as his beneficiary, and the Participant and this Spouse subsequently divorce, then the beneficiary designation shall be void and of no effect on the day such divorce is final. In the absence of an effective beneficiary designation as to any portion of the distributable amount of a Participant's account(s), such amount shall be paid to the Participant's surviving Spouse, or if none, to his surviving children and issue of deceased children by right of representation, or if none, to his surviving parents, or if none, to his estate.

6.2  Consent.

         (a) If the Participant's account(s) have an aggregate value of $3,500 or less (calculated in accordance with applicable Treasury regulations), and if distributions pursuant to Section 6.5 have not begun, then the Committee shall distribute the distributable amount (determined in Section 6.3) of the Participant's account(s) without the Participant's (or his Spouse's) consent. Any such distribution shall be in the form of a lump sum. No such distribution shall be made until after the Participant has terminated employment with the Company. Any such distribution shall be made to the Participant, or, if he has died, to his beneficiary, as determined in Section 6.1.

         (b) If the Participant's account(s) have an aggregate value greater than $3,500 (calculated in accordance with applicable Treasury regulations), then, except as provided in subsection 6.5(b) or 6.5(d), any distribution of the Participant's account(s) shall only be made with the consent of the Participant (or, if the Participant has died, his beneficiary). To be effective, the consent to the time of distribution must be in writing, signed by the Participant (or beneficiary), and filed with the Committee within the 90-day period prior to the date the distribution is to commence. A consent once given shall be irrevocable once distribution has begun.

6.3  Distributable Amount.

    The distributable amount of the Participant's account(s) is the vested portion of his account(s) (as determined by Article V) as of the Valuation Date coincident with or next preceding the date distribution is made to the Participant or beneficiary, reduced by any amount that is payable to an Alternate Payee pursuant to Section 13.9, and reduced by the outstanding balance of any Plan loan for which the Participant has pledged his account(s). Notwithstanding the foregoing, the distributable amount is zero for a Participant with an outstanding loan for which he has pledged his account(s).

6.4  Manner of Distribution.

    The distributable amount shall be paid in a lump sum distribution (other than an annuity); provided that any portion of a Participant's accounts that is invested in Stock shall be distributed in whole shares of Stock with any fractional shares converted to and paid in cash.

6.5  Time of Distribution.

    All distributions except immediate cash-outs under Section 6.2 and in-service withdrawals under Section 7.1 shall be subject to the following rules. Immediate cash-outs shall be subject to the direct transfer rules discussed in subsection (f).

         (a) Earliest Date of Distribution. Unless an earlier distribution is required by subsection (c), the earliest date that a Participant may elect to receive a distribution is as follows.

               (i)Retirement. Upon termination of employment on or after his Normal Retirement Age, the Participant may elect to receive a distribution as soon as practicable after the date on which all allocations required by Sections 4.2, 4.3, 4.4, 4.5 and 4.6 for the Plan Year in which the Participant terminated employment are completed.

               (iiDisability. If a Participant terminates employment with the Company because of a Disability, the Participant may elect to receive a distribution as soon as practicable after the date on which all allocations required by Sections 4.2, 4.3, 4.4, 4.5 and 4.6 for the Plan Year in which the Participant terminated employment are completed.

               (iiDeath. After the death of a Participant, the Participant's beneficiary may elect to receive a distribution as soon as practicable after the date on which all allocations required by Sections 4.2, 4.3, 4.4, 4.5 and
4.6 for the Plan Year in which the Participant died are completed.

               (ivTermination of Employment. If a Participant terminates employment other than by dying, retiring, or incurring a Disability, the Participant may elect to receive a distribution at any time after (A) the date on which all allocations required by Sections 4.3, 4.4, 4.5 and 4.6 for the Plan Year during which termination of employment occurs are completed or (B)the last day of the calendar quarter in which the Participant terminated employment. The Participant shall elect whether the distribution shall be made under (A) or (B) of the preceding sentence. Such date shall be as soon as practicable after the close of such year or calendar quarter. If the Participant does not elect to receive a distribution as soon as practicable after the close of the Plan Year in which the Participant's employment was terminated, then the Participant may not elect to receive a distribution until after he has attained the later of Normal Retirement Age or age 62. No amount may be distributed to a Participant from his Participant Contributions account unless at least one of the following conditions is satisfied: (A) the Participant has separated from service (within the meaning of Code section 401(k)(2)(b)(i)(I)); (B) the Participant's employer was Unique Mobility, Inc. or a corporate Affiliated Entity that disposed of substantially all of the assets used in one of its trades or businesses and the Participant is employed by the corporate purchaser of those assets; (C) Unique Mobility, Inc. or a corporate Affiliated Entity disposes of its interest in a subsidiary employing the Participant and the Participant continues employment with the subsidiary;
(D) the Participant has attained age 59-1/2; or (E) the Plan terminates and the Company does not establish or maintain any other defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)
(7)). If at least one of the conditions is satisfied, distribution shall be made in a lump sum.

               (v)During Employment. A Participant may not obtain a distribution while employed by the Company, except as provided in subsection(c) (relating to the required minimum distribution at a Participant's Required Beginning Date) or Article VII (relating to in-service withdrawals).

         (b) If Participant Fails to Elect a Date of Distribution. Unless a Participant otherwise elects, the Participant shall receive a distribution no later than 60 days after the close of the latest of: (i) the Plan Year in which the Participant attains Normal Retirement Age; (ii) the Plan Year in which occurs the tenth anniversary of the year in which the Participant commenced participationin the Plan; and (iii) the Plan Year in which the Participant terminates employment with the Company.

         (c) Latest Date of Distribution. Distribution must be made in a lump sum no later than (i) April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or (ii) if the Participant so elects, the Participant's Required Beginning Date.

         (d) Distribution Upon Participant's Death. Distribution shall be made in a lump sum to the Participant's beneficiary by the end of the calendar year containing the fifth anniversary of the Participant's death. However, if the beneficiary is the Participant's surviving Spouse, the beneficiary may elect to defer distribution until the end of the calendar year in which the Participant would have attained age 70, or, if later, the end of the calendar year containing the first anniversary of the Participant's death. If the surviving Spouse makes such an election but dies before receiving the lump sum distribution, then such Spouse's beneficiary must receive a lump sum distribution by the end ofthe calendar year containing the fifth anniversary of such Spouse's death.

         (e) Alternate Payee. The earliest date that an Alternate Payee may receive a distribution shall be determined pursuant to Section 13.9.

         (f) Direct Rollover Election. A Participant, an Alternate Payee who is the Spouse or former Spouse of the Participant, or a surviving Spouse of a deceased Participant (collectively, the "distributee") may direct the Trustee to pay all or any portion of his "eligible rollover distribution" to an "eligible retirement plan" in a "direct rollover." Within a reasonable period of time before an eligible rollover distribution, the Committee shall inform the distributee of this direct rollover option, the appropriate withholding rules, other rollover options, the options regarding income taxation, and any other information required by Code section 402(f).

    An eligible rollover distribution is any distribution other than (i) distributions required under Code section 401(a)(9), (ii) distributions of amounts that have already been subject to federal income tax (such as defaulted loans), (iii) installment payments in a series of substantially equal payments made at least annually and (A) made over a specified period of ten or more years, (B) made for the life or life expectancy of the distributee, or (C) made for the joint life or joint life expectancy of the distributee and his designated beneficiary, (iv) a distribution to satisfy the limits of Code section 415 or 402(g), (v) a deemed distribution of a defaulted loan from this Plan, (vi) a distribution to satisfy the ADP test, or (vii) any other actual or deemed distribution specified in the regulations issued under Code section 402(c).

    For a Participant or an Alternate Payee who is the Spouse or former Spouse of the Participant, an eligible retirement plan is an individual retirement account or annuity described in Code section 408(a) or 408(b), an annuity plan described in Code section 403(a), or the qualified trust of a defined contribution plan that accepts eligible rollover distributions. For a surviving Spouse of a deceased Participant, an eligible retirement plan is an individual retirement account or annuity.

    A direct rollover is a payment by the Trustee to the eligible retirement plan specified by the distributee.


                        ARTICLE VII

                   Withdrawals and Loans

7.1  In-Service Withdrawals.

    A Participant may withdraw amounts from his account(s) while he is employed by the Company or an Affiliated Entity only as provided in this Section and subsection 6.5(c). To request a withdrawal, a Participant must submit a written request to the Committee.

         (a) Participant After-Tax Contributions Account. A Participant may withdraw all or any portion of his Participant After-Tax Contributions account, subject to the limits of subsection (e).

         (b) Participant Before-Tax Contributions Account. A Participant may withdraw all or any portion of his Participant Before-Tax Contributions account, subject to the limits of subsection (d), provided that one of the following conditions is met:

               (i)The Participant has attained age 59-1/2; or (iiThe Company sells or otherwise disposes of substantially all its assets (within the meaning of Code section 409(d)(2)) that it used in its trade or business to an unrelated corporation; or
               (iiThe Company sells or otherwise disposes of its interest in a subsidiary (within the meaning of Code section 409(d)(3)) to an unrelated person; or
               (ivWhile employed by the Company, the Participant has an immediate and heavy financial need, as defined in subparagraph (A), and the withdrawal is needed to satisfy the financial need, as explained in subparagraph(B).

                  (A) Financial Need. The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant. A distribution will be deemed to be made on account of an immediate and heavy financial need of a Participant if the distribution is on account of: (I) medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152);
(II) purchase (excluding mortgage payments) of a principal residence for the Participant; or (III) payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents; or (IV) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (B) Satisfaction of Need. The withdrawal must either be deemed necessary to satisfy the Participant's financial need as determined in clause (I) or the withdrawal must actually be needed to satisfy the Participant's financial need as determined in clause (II).

                      (I)  Deemed Satisfaction of Need.    In lieu of a
representation by the Participant as set forth above, the Plan Administrator may deem a distribution to be necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are satisfied: (1) the distribution is not in excess of the immediate and heavy financial need of the Participant; (2) the Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all Plans maintained by the Company; (3) the Participant's deferrals and additional Participant contributions under this Plan and all other plans maintained by the Company will be suspended for at least 12 months after receipt of the hardship distribution; and (4) the Participant may not make, under this Plan and all other plans maintained by the Company, Participant deferral contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Before-Tax Contributions for the taxable year of the hardship distribution.

                      (II) Actual Determination of Need. A distribution will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. This determination is to be made on the basis of all relevant facts and circumstances. A distribution generally may be treated as necessary to satisfy a financial need if the Company reasonably relies upon the Participant's representation that the need cannot be relieved (1) through reimbursement or compensation by insurance or otherwise; (2) by reasonable liquidation of the
Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; (3) by cessation of elective contributions or Participant contributions under the Plan; or (4) by other distributions or non-taxable (at the time of the loan) loans from Plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. For purposes of the foregoing, the Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant.

    A Participant shall elect, at the time of application for a hardship withdrawal, to either be deemed to have an immediate and heavy financial need and to thereby be subject to the foregoing restrictions, or to furnish the above described representations.

                  (C) The Committee shall make all decisions under this Section 7.1(b)(iv), and in particular the decisions as to the existence of financial hardship and the amount required to meet such hardship, in accordance with uniform and nondiscriminatory standards which shall be applied in a similar fashion to all Participants in similar circumstances. The Committee may require a Participant to provide such information regarding his or her financial situation as the Committee shall deem appropriate in order to make a determination with respect to an application for a hardship distribution.

         (c) Notwithstanding subsections (a) and (b), a Participant who has attained Normal Retirement Age may withdraw all or any portion of all his account(s), subject to the limits of subsection (e).

         (d) A Participant may not withdraw any amount that is subject to a Qualified Domestic Relations Order or that has been pledged as security for a loan. The Committee shall issue such rules as to the frequency of withdrawals, and withdrawal procedures, as it deems appropriate. The Committee may postpone the withdrawal until after the next Valuation Date. The Committee may have a special valuation of the Trust Fund performed before a withdrawal is permitted. The Committee may charge a fee for the withdrawal as well as a fee for having a special valuation performed.

         (e) Withdrawals shall be made in cash. Upon any such withdrawal, there shall be deducted any withdrawal fee charged by the Trustee.

7.2  Loans to Participants.

    The Committee is authorized, as one of the Plan fiduciaries responsible for investing Plan assets, to establish a Participant loan program. The Committee shall administer the Plan's loan program in accordance with the following rules:

         (a) Loans are available, on a reasonably equivalent basis, only to Participants who are active Employees or who are parties-in-interest (within the meaning of ERISA section 3(14)).

         (b) Notwithstanding subsection (a), no loan shall be made to any individual while the individual falls into any of the following categories, nor shall any loan be made of amounts accrued while such individual fell into any of the following categories:

               (i)owner-employee within the meaning of Code section
401(c)(3);or

               (iiEmployee or officer who owns (or is considered as owning within the meaning of Code section 318(a)(1) on any day during the taxable year of the Company or Affiliated Entity) 5% or more of the stock of the Company or any Affiliated Entity that is an S corporation; or

               (iisibling (of the whole- or half-blood), spouse, ancestor or lineal descendant of any individual described in paragraphs (i) or (ii),

unless such individual has furnished to the Committee a written exemption, granted by the Department of Labor, covering the loan from the prohibited transaction provisions of ERISA and the Code.

         (c) A Participant shall apply for a loan by submitting a written application to the Committee specifying the amount the Participant wishes to borrow.

         (d) Maximum Loan Amount.

               (i)No loan shall be made that would result in a total outstanding indebtedness under this plan and all other plans maintained by the Company and Affiliated Entities in excess of the lesser of:

                  (A) $50,000, reduced by the excess (if any) of (I) the highest outstanding balance of loans from this Plan and all other plans maintained by the Company and Affiliated Entities during the one-year period ending on the day before such loan is made, over (II) the outstanding balance of loans from this Plan and all other plans maintained by the Company and Affiliated Entities on the date such loan is made; or

                  (B) one-half the vested portion of the Participant's account(s) under this Plan and all other qualified plans maintained by the Company and Affiliated Entities.

               (iiThe total outstanding indebtedness under this Plan shall not exceed one-half the vested portion of the Participant's account(s) under this Plan, less any portion allocated to an Alternate Payee.

               (iiNotwithstanding the foregoing, the Committee may, in its sole discretion, establish lesser limits on the amounts that may be borrowed, which limits shall be applied in a non-discriminatory manner.

               (ivNo loan shall be made of amounts that are required to be distributed, pursuant to subsection 6.4(b) or 6.5(c), prior to the end of the term of the loan.

               (v)For purposes of this subsection (d), the vested portion of the Participant's account(s) under this Plan and all other plans maintained by the Company and Affiliated Entities shall be determined without regard to any amounts accrued while the Participant was ineligible to obtain a loan (as described in subsection (b)).

               (viFor purposes of this subsection (d), the term "Affiliated Entity" shall include any entity that would be an Affiliated Entity if the phrase "more than 50%" were substituted for the phrase "at least 80%" each place it occurs in Code section 1563(a)(1).

         (e) Each loan shall be approved only after the Committee determines that the Participant intends to repay the loan.

         (f) The Committee may establish a minimum amount that a Participant may borrow. Such minimum shall not exceed $1,000.

         (g) The Committee may impose a loan origination fee and loan maintenance fees.

         (h) The loan shall bear reasonable interest as determined by the Committee (or its agent) by contacting a bank of its choice to ascertain the appropriate rate as of the date the loan documents are prepared.

         (i) The maximum term for a loan is five years unless the proceeds of such loan are used to acquire the principal residence of the Participant, in which case the maximum term for the loan is ten years. Furthermore, the term of the loan shall not extend beyond a Participant's Required Beginning Date.
A Participant who has an outstanding loan must repay the loan no later than the day before he becomes ineligible to borrow from the Plan pursuant to subsection (b).

         (j) The loan shall carry substantially level amortization provisions (with payments not less frequently than quarterly) for repayment in full over its term[, except that loan repayments will be suspended under this plan as permitted under section 414(u) of the Code].

         (k) The loan shall be evidenced by a promissory note. The loan must be fully secured. No Participant whose account(s) are so pledged may obtain distribution of any portion of his account(s) that has been pledged. The rights of the Trustee under such pledge shall have priority over all claims of the Participant, his beneficiaries and creditors.

         (l) If the Participant is an active Employee, loans shall be repaid through payroll withholding unless the Participant is pre-paying all or part of his loan, in which case the pre-payment need not be through payroll withholding.

         (m) Loans shall be treated as a directed investment of the Participant under Section
9.3.

         (n) No distribution may be made under Article VI to any Participant who has an outstanding loan.

         (o) All loans shall be due and payable upon separation from service.

         (p) The events constituting a default are:

               (i)non-payment of a loan installment within 30 days of its due date; and

               (iithe filing of a bankruptcy action against the Participant.

         (q) If a default is not cured within five days, the Committee may, in addition to all other remedies, apply the Participant's account(s) toward payment of the loan; however, the Trustee may not exercise such right of set-off until the Participant's account(s) under the Plan have become payable, pursuant to Section 6.5.


                       ARTICLE VIII

    Allocation of Responsibilities - Named Fiduciaries

8.1  No Joint Fiduciary Responsibilities.

    Unique Mobility, Inc., the Trustee(s), and the Committee shall be the named fiduciaries under the Plan and Trust agreement and shall be the only named fiduciaries thereunder. The fiduciaries shall have only the responsibilities specifically allocated to them herein or in the Trust agreement. Such allocations are intended to be mutually exclusive and there shall be no sharing of fiduciary responsibilities. Whenever one named fiduciary is required by the Plan or Trust agreement to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

8.2  The Company.

    The Company shall be responsible for: (a) making the Company Contributions and Qualified Non-Elective Contributions hereunder; (b) certifying to the Trustee the names and specimen signatures of the members of the Committee acting from time to time; (c) keeping accurate books and records with respect to its Employees and their Compensation and furnishing such data to the Committee; (d) selecting agents and fiduciaries to operate and administer the Plan and Trust; and (e) reviewing periodically the performance of such agents, managers and fiduciaries.

8.3  The Trustee.

    The Trustee shall be responsible for: (a) the investment of the Trust Fund in accordance with the directions of the Committee; (b) the custody and preservation of Trust assets delivered to it; and (c) the payment of such amounts from the Trust Fund as the Committee shall direct.

8.4  The Committee - Plan Administrator.

    Unique Mobility, Inc. shall appoint an administrative Committee consisting of not fewer than three persons who may be, but need not be, Participants, officers, directors, or Employees of the Company. If the Company does not appoint a Committee, the Company shall act as the Committee under the Plan.
The members of the Committee shall hold office at the pleasure of the Company and shall serve without compensation. The Committee shall be the "Plan Administrator" as defined in section 3(16)(A) of ERISA. It shall be responsible for establishing and implementing a funding policy consistent with the objectives of the Plan and with the requirements of ERISA. This responsibility shall include establishing (and revising as necessary) short-term and long-term goals and requirements pertaining to the financial condition of the Plan, communicating such goals and requirements to the persons responsible for the various aspects of Plan operations and monitoring periodically the implementation of such goals and requirements. The Committee shall direct the Trustee concerning the investment of the Trust Fund to the extent provided in subsection 9.3(d).

8.5  Committee to Construe Plan.

         (a) The Committee shall administer the Plan and shall have all power and authority necessary for that purpose, including, but not by way of limitation, the discretion and power to interpret the Plan, to determine the eligibility, status, and rights of all persons under the Plan, and in general to decide any dispute and all questions arising in connection with the Plan. The Committee shall direct the Trustee concerning all distributions from the Trust Fund, in accordance with the provisions of the Plan, and shall have such other powers in the administration of the Trust Fund as may be conferred upon it by the Trust agreement. The Committee shall maintain all Plan records except records of the Trust Fund.

         (b) The Committee may adjust the account(s) of any Participant or former Participant, in order to correct errors and rectify omissions, in such manner as the Committee believes will best result in the equitable and nondiscriminatory administration of the Plan.

8.6  Organization of Committee.

    The Committee shall elect a chairman and shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. It may appoint agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate, except that any dispute shall be determined by the Committee. The Committee may make its determinations with or without meetings. It may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee shall constitute the action of the Committee.

8.7  Agent for Process.

    The chairman of the Committee shall be agent of the Plan for service of all process.

8.8  Indemnification of Committee Members.

    The Company shall indemnify each member of the Committee against any and all claims, loss, damages, expense and liability arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.


                        ARTICLE IX

               Trust Agreement - Investments

9.1  Trust Agreement.

    The Company has entered into a Trust agreement to provide for the holding, investment and administration of the funds of the Plan. The Trust agreement shall be part of the Plan, and the rights and duties of any person under the Plan shall be subject to all terms and provisions of the Trust agreement.

9.2  Expenses of Trust.

         (a) Except as provided in subsection (b) below, all taxes upon or in respect of the Trust shall be paid by the Trustee out of the Trust assets. All expenses of administering the Trust shall be paid by the Trustee, pursuant to the written direction of the Committee, out of the Trust assets to the extent they are not paid by the Company. No fiduciary shall receive any compensation for services rendered to the Plan if the fiduciary is being compensated on a full time basis by the Company.

         (b) All expenses of individually directed transactions in Trust assets, including without limitation the Trustee's transaction fee, brokerage commissions, transfer taxes, interest on insurance policy loans, and any taxes and penalties that may be imposed as a result of a Participant's investment direction, shall be assessed against the account(s) of the Participant directing such transactions. Any income or excise tax imposed as a result of an individually directed transaction shall be assessed against the account(s) of the Participant or beneficiary directing such transaction.

9.3  Investments.

         (a) Section 404(c) Plan. The Plan is intended to be a plan described in ERISA section 404(c). To the extent that a Participant, beneficiary or Alternate Payee exercises control over the investment of his accounts, no person who is a fiduciary shall be liable for any loss, or by reason of any breach, that is the direct and necessary result of the Participant's, beneficiary's or Alternate Payee's exercise of control.

         (b) Directed Investments. A Participant's accounts shall be invested, upon the written direction of each Participant, in 10% increments in any one or more of a series of investment funds established by the Trustee upon the written direction of the Committee. One such fund may, at the sole discretion of the Committee, consist of shares of Stock. If so directed by Participants, up to 100% of the accounts under the Plan may be invested in Stock. The funds available for investment and the principal features thereof, including a general description of the investment objectives, the risk and return characteristics, and the type and diversification of the investment portfolio of each fund, shall be communicated to the Participants in the Plan from time to time and any changes in such funds shall be immediately communicated to all Participants. The beneficiary of a deceased Participant shall direct the investment of the Participant's accounts and shall have the same rights and responsibilities as a Participant has pursuant to this Article. If a separate account is established for an Alternate Payee and if the Alternate Payee does not receive an immediate distribution from the Plan, the Alternate Payee shall have the right to direct the investment of the separate account and shall have the same rights and responsibilities as a Participant has pursuant to this Article.

         (c) Change in Investment Directions. Participants, beneficiaries and Alternate Payees may change their investment directions, in 10% increments, in writing or by voice-response with written confirmation, with respect to investment of new contributions and with respect to the investment of existing amounts allocated to accounts at any time. Such changes shall be effective, prospectively, as of the time established by the Committee. The Committee shall establish procedures for giving investment directions, which shall be communicated to Participants, beneficiaries and Alternate Payees.

         (d) Absence of Directions. To the extent that a Participant, beneficiary or Alternate Payee fails to affirmatively direct the investment of his accounts, the Committee shall direct the Trustee in writing concerning the investment of such accounts. The Committee shall act by majority vote. Any dissenting member of the Committee shall, having registered his dissent in writing, thereafter cooperate to the extent necessary to implement the decision of the Committee.


                         ARTICLE X

              Matters Affecting Company Stock

10.1  Voting, Etc.

    The shares of Stock in a Participant's, beneficiary's or Alternate Payee's accounts, whether or not vested, may be voted by the Participant, beneficiary or Alternate Payee to the same extent as if duly registered in the Participant's, beneficiary's or Alternate Payee's name. The Trustee or its nominee in which the shares are registered shall vote the shares solely as agent of the Participant, beneficiary or Alternate Payee and in accordance with the instructions of the Participant, beneficiary or Alternate Payee and shall not vote the shares unless instructed by the Participant to do so. Each Participant, beneficiary or Alternate Payee who has Stock allocated to his accounts shall direct the Trustee concerning the tender (as provided below) and the exercise of any other rights appurtenant to the Stock. The Trustee shall follow the directions of the Participant, beneficiary or Alternate Payee.

10.2  Notices.

    The Company shall cause to be mailed or delivered to each Participant, beneficiary and Alternate Payee copies of all notices and other communications sent to the shareholders of the Company at the same times so mailed or delivered by the Company to its other shareholders.

10.3  Retention/Sale of Company Stock and Other Securities.

    The Trustee is authorized and directed to retain the Stock and any other securities of the Company acquired by the Trust except as follows:

         (a) In the normal course of Plan administration, the Trustee shall sell Stock to satisfy Plan administration and distribution requirements as directed by the Committee or in accordance with provisions of the Plan specifically authorizing such sales.

         (b) In the event of a transaction involving the Stock evidenced by the filing of Schedule 14D-1 with the Securities and Exchange Commission ("SEC") or any other similar transaction by which any person or entity seeks to acquire beneficial ownership of 50% or more of the shares of Stock outstanding and authorized to be issued from time to time under the Company's articles of incorporation ("tender offer"), the Trustee shall sell, convey, or transfer Stock pursuant to written instructions of Participants, beneficiaries and Alternate Payees delivered to the Trustee in accordance with the following Sections 10.4 through 10.15. For purposes of such provisions, the term
"filing date" means the date relevant documents concerning a tender offer are filed with the SEC or, if such filing is not required, the date the Trustee receives actual notice that a tender offer has commenced.

         (c) If the Company makes any distribution of securities of the Company with respect to the shares of Stock held in the Plan, other than additional shares of Stock (any such securities are hereafter referred to as "stock rights"), the Trustee shall sell, convey, transfer or exercise such stock rights pursuant to written instructions of Participants, beneficiaries and Alternate Payees delivered to the Trustee in accordance with the following Sections of this Article.

10.4  Tender Offers.

         (a) Allocated Stock. In the event of any tender offer, each Participant, beneficiary and Alternate Payee shall have the right to instruct the Trustee to tender any or all shares of Stock, whether or not vested, allocated to the Participant's, beneficiary's or Alternate Payee's accounts under the Plan on or before the filing date. The Trustee shall follow the instructions of the Participant, beneficiary or Alternate Payee. The Trustee shall not tender any Stock for which no instructions are received.

         (b) Unallocated Stock. The Trustee shall tender all shares of Stock that are not allocated to Participant accounts in the same proportion as the Participants, beneficiaries and Alternate Payees directed the tender of Stock allocated to their accounts unless the Trustee determines that a pro rata tender would be inconsistent with its fiduciary duties under ERISA. If the Trustee makes such a determination, the Trustee shall tender or not tender the unallocated Stock as it determines to be consistent with its fiduciary duties under ERISA.

         (c) Suspension of Share Purchases. In the event of a tender offer, the Trustee shall suspend all purchases of Stock pursuant to the Plan unless the Committee otherwise directs. Until the termination of such tender offer and pending such Committee direction, the Trustee shall invest available cash pursuant to the applicable provisions of the Plan and the Trust Agreement.

         (d) Temporary Suspension of Certain Cash Distributions.
Notwithstanding anything in the Plan to the contrary, no option to receive cash in lieu of Stock shall be honored during the pendency of a tender offer unless the Committee otherwise directs.

10.5  Stock Rights.

         (a) General. If the Company makes a distribution of stock rights with respect to the Stock held in the Plan and if the stock rights become exercisable or transferable (the date on which the stock rights become exercisable or transferable shall be referred to as the "exercise date"), each Participant, beneficiary or Alternate Payee shall determine whether to exercise the stock rights,sell the stock rights, or hold the stock rights allocated to his accounts. The provisions of this Section shall apply to all stock rights received with respect to Stock held in Participant accounts, whether or not the Stock with respect to which the stock rights were issued are vested.

         (b) Independent Fiduciary.  The Independent Fiduciary provided for in
Section 10.15 below shall act with respect to the stock rights. All Participant, beneficiary or Alternate Payee directions concerning the exercise or disposition of the stock rights shall be given to the Independent Fiduciary, who shall have the sole responsibility of assuring that the Participants', beneficiaries' and Alternate Payees' directions are followed.

         (c) Exercise of Stock Rights. If, on or after the exercise date, a Participant, beneficiary or Alternate Payee wishes to exercise all or a portion of the stock rights allocated to his accounts, the Independent Fiduciary shall follow the Participant's, beneficiary's or Alternate Payee's direction to the extent that there is cash or other liquid assets available in the Participant's, beneficiary's or Alternate Payee's accounts to exercise the stock rights. Notwithstanding any other provision of the Plan, each Participant, beneficiary or Alternate Payee who has stock rights allocated to his accounts shall have a period of five business days following the exercise date in which he may give instructions to the Committee to liquidate any of the assets held in his accounts (except shares of Stock or assets such as guaranteed investment contracts or similar investments), but only if he does not have sufficient cash or other liquid assets in his accounts to exercise the stock rights. The liquidation of any necessary investments pursuant to a Participant's, beneficiary's or Alternate Payee's direction shall be accomplished as soon as reasonably practicable, taking into account any timing restrictions with respect to the investment funds involved. The cash obtained shall be used to exercise the stock rights, as the Participant, beneficiary or Alternate Payee directs. Any cash that is not so used shall be invested in a cash equivalent until the next date on which the Participant, beneficiary or Alternate Payee may change his investment directions under the Plan.

         (d) Sale of Stock Rights. On and after the exercise date, the Independent Fiduciary shall sell all or a portion of the stock rights allocated to a Participant's, beneficiary's or Alternate Payee's accounts, as the Participant, beneficiary or Alternate Payee shall direct.

10.6  Other Rights Appurtenant to the Stock.

    If there are any rights appurtenant to the Stock, other than voting, tender, or stock rights, each Participant, beneficiary and Alternate Payee shall exercise or take other appropriate action concerning such rights with respect to the Stock, whether or not vested, allocated to their accounts in the same manner as the other holders of the Stock, by giving written instructions to the Trustee. The Trustee shall follow all such instructions, but shall take no action with respect to allocated Stock for which no instructions are received. The Trustee shall exercise or take other appropriate action concerning any such rights appurtenant to unallocated Stock.

10.7  Information to Trustee.

    Promptly after the filing date, the exercise date, or any other event that requires action with respect to the Stock, as the case may be, the Committee shall deliver or cause to be delivered to the Trustee or the Independent Fiduciary, as the case may be, a list of the names and addresses of Participants, beneficiaries and Alternate Payees showing (i) the number of shares of Stock allocated to each Participant's, beneficiary's and Alternate Payee's accounts under the Plan, (ii) each Participant's, beneficiary's and Alternate Payee's pro rata portion of any unallocated Stock, and (iii) each Participant's, beneficiary's and Alternate Payee's share of any stock rights distributed by the Company. The Committee shall date and certify the accuracy of such information, and such information shall be updated periodically by the Committee to reflect changes in the shares of Stock and other assets allocated to Participants', beneficiaries' and Alternate Payees' accounts.

 10.8  Information to Participants.

    The Trustee or the Independent Fiduciary, as the case may be, shall distribute and/or make available to each affected Participant, beneficiary and Alternate Payee the following materials:

         (a) A copy of the description of the terms and conditions of any tender offer filed with the SEC on Schedule 14D-1, or any similar materials if such filing is not required, any material distributed to shareholders generally with respect to the stock rights, and any proxy statements and any other material distributed to shareholders generally with respect to any action to be taken with respect to the Stock.

         (b) If requested by the Company, a statement from the Company's management setting forth its position with respect to a tender offer that is filed with the SEC on Schedule 14D-9 and/or a communication from the Company given pursuant to 17 C.F.R. 240.14d-9(e), as amended.

         (c) An instruction form prepared by the Company and approved by the Trustee or the Independent Fiduciary, to be used by any Participant, beneficiary or Alternate Payee who wishes to instruct the Trustee to tender Stock in response to the tender offer, to instruct the Independent Fiduciary to sell or exercise Stock rights, or to instruct the Trustee or Independent Fiduciary with respect to any other action to be taken with respect to the Stock. The instruction form shall state that (i) if the Participant, beneficiary or Alternate Payee fails to return an instruction form to the Trustee by the indicated deadline, the Trustee will not tender any shares of Stock the Participant, beneficiary or Alternate Payee is otherwise entitled to tender, (ii) the Independent Fiduciary will not sell or exercise any right allocated to the Participant's, beneficiary's or Alternate Payee's accounts except upon the written direction of the Participant, beneficiary or Alternate Payee, (iii) the Trustee or Independent Fiduciary will not take any other action that the Participant, beneficiary or Alternate Payee could have directed, and (iv) the Company acknowledges and agrees to honor the confidentiality of the Participant's, beneficiary's or Alternate Payee's directions to the Trustee.

         (d) Such additional material or information as the Trustee or the Independent Fiduciary may consider necessary to assist the Participant, beneficiary or Alternate Payee in making an informed decision and in completing or delivering the instruction form (and any amendments thereto) to the Trustee or the Fiduciary on a timely basis.

10.9  Expenses.

    The Trustee and the Independent Fiduciary shall have the right to require payment in advance by the Company and the party making the tender offer of all reasonably anticipated expenses of the Trustee and the Independent Fiduciary, respectively, in connection with the distribution of information to and the processing of instructions received from Participants, beneficiaries and Alternate Payees.

10.10  Former Participants.

    The Company shall furnish former Participants, beneficiaries and Alternate Payees who have received distributions of Stock so recently as to not be shareholders of record with the information furnished pursuant to Section 10.8. The Trustee and the Independent Fiduciary are hereby authorized to take action with respect to the Stock distributed to such former Participants, beneficiaries and Alternate Payees in accordance with appropriate instructions from them. If the Trustee does not receive appropriate instructions, it shall take no action with respect to the distributed Stock.

 10.11  No Recommendations.

    Neither the Committee, the Committee Fiduciary, the Trustee, nor the Independent Fiduciary shall express any opinion or give any advice or recommendation to any Participant concerning voting the Stock, any tender offer, stock rights, or the exercise of any other rights appurtenant to the Stock, nor shall they have any authority or responsibility to do so. Neither the Trustee nor the Independent Fiduciary has any duty to monitor or police the party making a tender offer or the Company in promoting or resisting a tender offer; provided, however, that if the Trustee or the Independent Fiduciary becomes aware of activity that on its face reasonably appears to the Trustee or IndependentFiduciary to be materially false, misleading, or coercive, the Trustee or the Independent Fiduciary, as the case may be, shall demand promptly that the offending party take appropriate corrective action. If the offending party fails or refuses to take appropriate corrective action, the Trustee or the Independent Fiduciary, as the case may be, shall communicate with affected Participants, beneficiaries and Alternate Payees in such manner as it deems advisable.

10.12  Trustee to Follow Instructions.

         (a) So long as the Trustee and the Independent Fiduciary, as the case may be, have determined that the Plan is in compliance with ERISA section 404(c), the Trustee or the Independent Fiduciary shall vote, tender, deal with stock rights, and act with respect to any other rights appurtenant to the Stock pursuant to the terms and conditions of the particular transaction or event and in accordance with instructions received from Participants, beneficiaries and Alternate Payees. The Trustee or the Independent Fiduciary shall take no action with respect to Stock, stock rights, or other appurtenant rights for which no instructions are received, and such Stock, stock rights, or other appurtenant rights shall be treated like all other Stock, stock rights, or other appurtenant rights for which no instructions are received.

         (b) If the Trustee or Independent Fiduciary determines that the Plan does not satisfy the requirements of ERISA section 404(c), the Trustee or Independent Fiduciary shall follow the instructions of the Participant, eneficiary or Alternate Payee with respect to voting, tender, Stock rights, or other rights appurtenant to the Stock unless the Trustee or Independent Fiduciary determines that to do so would be inconsistent with its fiduciary duties under ERISA. In such case, the Trustee or the Independent Fiduciary shall take such action as it determines to be consistent with its fiduciary duties under ERISA.

10.13  Confidentiality.

         (a) The Committee shall designate one of its members (the "Committee Fiduciary") to receive investment directions and to transmit such directions to the Trustee or Independent Fiduciary, as the case may be. The Committee Fiduciary shall also receive all Participant, beneficiary and Alternate Payee instructions concerning voting, tender, stock rights and other rights appurtenant to the Stock and shall communicate the instructions to the Trustee or the Fiduciary, as the case may be.

         (b) Neither the Committee Fiduciary, the Trustee nor the Independent Fiduciary shall reveal or release any instructions received from Participants, beneficiaries or Alternate Payees concerning the Stock to the Company, its officers, directors, employees, agents, or representatives, except to the extent necessary to comply with Federal or state law not preempted by ERISA. If disclosure is required by Federal or state law, the information shall be disclosed to the extent possible in the aggregate rather than on an individual basis.

         (c) The Committee Fiduciary shall be responsible for reviewing the confidentiality procedures from time to time to determine their adequacy and shall ensure that the confidentiality procedures are followed. The Committee Fiduciary shall also ensure that the Independent Fiduciary provided for in
Section 10.15 is appointed.

         (d) The Company, with the Trustee's cooperation, shall take such action as is necessary to maintain the confidentiality of Participant Account records including, without limitation, establishment of security systems and procedures which restrict access to Participant Account records and retention of an independent agent to maintain such records. If an independent record keeping agent is retained, such agent must agree, as a condition of its retention by the Company, not to disclose the composition of any Participant Accounts to the Company, its officers, directors, employees, or representatives.

         (e) The Company acknowledges and agrees to honor the confidentiality of the Participants' instructions to the Committee Fiduciary, the Trustee and the Independent Fiduciary. If the Company, by its own act or omission, breaches the confidentiality of Participant, beneficiary or Alternate Payee instructions, the Company agrees to indemnify and hold harmless the Committee Fiduciary, the Trustee, or the Independent Fiduciary, as the case may be, against and from all liabilities, claims and demands, damages, costs, and xpenses, including reasonable attorneys' fees, the Committee Fiduciary, the Trustee or the Independent Fiduciary may incur as a result thereof.

10.14  Investment of Proceeds.

    If Stock or the rights are sold pursuant to the tender offer or the provisions of the rights, the proceeds of such sale shall be invested in accordance with the provisions of the Plan and the Trust Agreement.

10.15  Independent Fiduciary.

    The Company shall appoint a fiduciary (the "Independent Fiduciary") to act solely with respect to the Stock in situations which the Committee Fiduciary determines involve a potential for undue influence by the Company in connection with the Stock and the exercise of any rights appurtenant to the Stock. If the Committee Fiduciary so determines, it shall give written notice to the Independent Fiduciary, which shall have sole responsibility for assuring that Participants, beneficiaries and Alternate Payees receive the information necessary to make informed decisions concerning the Stock and are free from undue influence or coercion and that their instructions are followed to the extent proper under ERISA. The Independent Fiduciary shall act until it receives written notice to the contrary from the Committee Fiduciary.


                        ARTICLE XI

                 Termination and Amendment

11.1  Termination of Plan or Discontinuance of Contributions.

    Unique Mobility, Inc. expects to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations. Unique Mobility, Inc. may terminate the Plan or discontinue contributions at any time. Upon the termination (or partial termination) of the Plan or the complete discontinuance of contributions, the interests of all affected Participants in the Trust Fund shall become fully vested, notwithstanding any other provision hereof.

11.2  Allocations upon Termination or Discontinuance of Company Contributions.

    Upon the termination or partial termination of the Plan or upon the complete discontinuance of contributions, the Committee shall promptly notify the Trustee of such termination or discontinuance. The Trustee shall then determine, in the manner prescribed in Section 4.2, the net worth of the Trust Fund as of the close of the last business day of the calendar month in which such notice was received by the Trustee. The Trustee shall advise the Committee of any increase or decrease in such net worth that has occurred since the preceding Valuation Date. After crediting to the Participant Before-Tax Contributions account and Participant After-Tax Contributions account of each Participant the amount contributed by him since the preceding Valuation Date, the Committee shall thereupon allocate, in the manner described in Section 4.3, among the accounts of the Participants then remaining in the Plan, any such increase or decrease in the net worth of the Trust Fund. Immediately after the allocation of such increase or decrease in net worth, the Committee shall allocate among the accounts of the Participants then remaining in the Plan, in the manner described in Sections 4.5 and 4.6, any Company Contributions, Qualified Non-Elective Contributions, or forfeitures occurring since the preceding Valuation Date.

11.3  Procedure Upon Termination of Plan or Discontinuance of Contributions.

    If the Plan has been terminated or partially terminated, or if a complete discontinuance of contributions to the Plan has occurred, then after the allocations required under Section 11.2 have been completed, the Trustee shall distribute or transfer the account(s) of affected Participants as follows.

         (a) If the Company or Affiliated Entity maintains or establishes another defined contribution plan (other than an employee stock ownership plan defined in Code section 4975(e)(7)), then no amount in his accounts may be distributed to any Participant. Account balances shall be directly transferred to the other defined contribution plan.

         (b) If the Company or Affiliated Entity does not maintain another defined contribution plan (other than an employee stock ownership plan, defined in Code section 4975(e)(7)), then the Trustee shall distribute the Participant's account(s) to the Participants in a lump sum (other than an annuity) without the consent of Participant.

Any distribution or transfer made pursuant to this Section may be in cash, in kind, or partly in cash and partly in kind. After all such distributions or transfers have been made, the Trustee shall be discharged from all obligation under the Trust; no Participant or beneficiary who has received any such distribution, or for whom any such transfer has been made, shall have any further right or claim under the Plan or Trust.

11.4  Amendment by Company.

    The Company may at any time amend the Plan in any respect, subject to
Section 11.5, but no amendment shall be made that would have the effect of vesting in the Company any part of the Trust Fund or of diverting any part of the Trust Fund to purposes other than for the exclusive benefit of Employees of the Company or their beneficiaries, and the rights of any Participant with respect to contributions previously made shall not be adversely affected by any

11.5  Amendment to Vesting Schedule.

    If the vesting schedule is amended, each Participant with at least three Years of Service may elect, within the period specified in the following sentence after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

         (a) 60 days after the amendment is adopted;
         (b) 60 days after the amendment becomes effective; or
         (c) 60 days after the Participant is issued written notice of the amendment by the Company or Committee.


                        ARTICLE XII

           Plan Adoption by Affiliated Entities

12.1  Adoption of Plan.

    The Company may permit any Affiliated Entity to adopt the Plan and Trust for its Employees. Thereafter, such Affiliated Entity shall deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan and Trust. Such Affiliated Entity shall also execute a copy of the Trust.

12.2  Agent of Affiliated Entity.

    By becoming a party to the Plan, each Affiliated Entity appoints the Company as its agent with authority to act for it in all transactions in which
it believes such agency will facilitate the administration of the Plan.   The
Company shall have the sole authority to amend and terminate the Plan.

12.3  Disaffiliation and Withdrawal from Plan.

         (a) Disaffiliation. Any Affiliated Entity that has adopted the Plan and thereafter ceases for any reason to be an Affiliated Entity shall forthwith cease to be a party to the Plan.

         (b) Withdrawal. Any Affiliated Entity may, by appropriate action and written notice thereof to the Company, provide for the discontinuance of its participation in the Plan. Such withdrawal from the Plan shall not be effective until the end of the Plan Year.

12.4  Effect of Disaffiliation or Withdrawal.

    If at the time of disaffiliation or withdrawal, the disaffiliating or withdrawing entity, by appropriate action, adopts a substantially identical plan that provides for direct transfers from this Plan, then, as to employees of such entity, no plan termination shall have occurred; the new plan shall be deemed a continuation of this Plan for such employees. In such case, the Trustee shall transfer to the trustee of the new plan all of the assets held for the benefit of Employees of the disaffiliating or withdrawing entity, and no forfeitures or acceleration of vesting shall occur solely by reason of such action. Such payment shall operate as a complete discharge of the Trustee, and of all organizations except the disaffiliating or withdrawing entity, of all obligations under this Plan to employees of the disaffiliating or withdrawing entity and to their beneficiaries. A new plan shall not be deemed substantially identical to this Plan if it provides slower vesting than this Plan. Nothing in this Section shall authorize the divesting of any vested portion of a Participant's account.

12.5  Distribution Upon Disaffiliation or Withdrawal.

         (a) Disaffiliation. If an entity disaffiliates from the Company and the provisions of Section 12.4 are not followed, then the following rules apply to the account(s) of Participants of the disaffiliating entity.

               (i)If the disaffiliating entity maintains a defined contribution plan (other than an employee stock ownership plan within the meaning of Code section 4975(e)(7)), then the Trustee shall transfer the Participant's account(s) to the other plan unless the Participant consents to an immediate distribution in a lump sum (other than an annuity) of the vested portion of his account(s). Notwithstanding the preceding sentence, a Participant may not consent to an immediate distribution from his Participant Before-Tax Contributions account unless he has attained age 59-1/2.

               (iiIf the disaffiliating entity does not maintain a defined contribution plan (other than an employee stock ownership plan within the meaning of Code section 4975(e)(7)), then the Trustee shall distribute the vested portion of Participant's account(s) to the Participant in a lump sum (other than an annuity), upon the consent of the Participant. If the Participant does not consent to an immediate distribution, then distribution may only be made according to Article VI.

         (b) Withdrawal. If an Affiliated Entity withdraws from the Plan and the provisions of Section 12.4 are not followed, then the following rules apply to the account(s) of Participants who are employees of the withdrawing entity.

               (i)If the withdrawing entity maintains a defined contribution plan that accepts transfers from this Plan, then the Participant may transfer his account(s) from this Plan to such plan. No forfeitures or acceleration of vesting shall occur solely by reason of such transfer.

               (iiIf the withdrawing entity does not maintain a defined contribution plan that accepts transfers from this Plan, then the Participant's account(s) shall remain in this Plan.

         (c) Any distribution or transfer made pursuant to this Section may be in cash, in kind, or partly in cash and partly in kind. After such distribution or transfer has been made, no Participant or beneficiary who has received any such distribution, or for whom any such transfer has been made, shall have any further right or claim under the Plan or Trust.


                       ARTICLE XIII

                   Top-Heavy Provisions

13.1  Application of Top-Heavy Provisions.

    The provisions of this Article XIII shall be applicable only if the Plan becomes "top-heavy" as defined below. If the Plan becomes "top-heavy" as of the Determination Date for a Plan Year, the provisions of this Article XIII shall apply to the Plan effective as of the first day of such Plan Year and shall continue to apply to the Plan (whether or not the Plan ceases to be "top-heavy") until the Plan is terminated or otherwise amended.

13.2  Determination of Top-Heavy Status.

         The Plan shall be considered "top-heavy" for a Plan Year if, as of the determination date for that Plan Year, the aggregate of the account balances of key employees under the Plan (and under all other plans required or permitted to be aggregated with this Plan) exceeds 60% of the aggregate of the account balances of all Employees under the Plan (and under all other plans required or permitted to be aggregated with this Plan). For purposes of determining the account balance or the present value of the accrued benefit of any Employee, distributions made with respect to such Employee within a five-year period ending on the determination date must be included. This shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group. However, if any individual has not performed any services for any employer maintaining the Plan (other than benefits under the Plan) at any time during the five-year period ending on the determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account. Each plan of the Company in which a key employee participates and each other plan of the Company which enables this Plan to meet the requirements of Code section 401(a) or Code section 410 is required to be aggregated to test for top-heaviness. Plans of the Company, which, when considered with the Plan and other plans of the Company that are required to be aggregated with this Plan, would continue to satisfy the requirements of Code sections 401(a) and 410, may be aggregated to test for top-heaviness. If one or more of the plans required or permitted to be aggregated with this Plan is a defined benefit plan, the Plan will be top-heavy if the sum of the aggregate account balances of the key employees under the Plan (and under all other plans required or permitted to be aggregated with this Plan) and the aggregate present values of the accrued benefits of the key employees under the defined benefit plan or plans required or permitted to be aggregated with this Plan exceeds 60% of the sum of the aggregate account balances of all Employees under the Plan (and under all other plans required or permitted to be aggregated with this Plan) and the aggregate present values of the accrued benefits of all Employees under the defined benefit plan or plans required or permitted to be aggregated with this Plan. For purposes of computing the present values of the accrued benefits under a defined benefit plan, if the aggregation group includes more than one defined benefit plan, the same actuarial assumptions shall be used with respect to each such defined benefit plan. The foregoing top-heavy ratio shall be computed in accordance with the provisions of Code section 416(g), together with the regulations and rulings thereunder.

13.3  Special Vesting Rule.

    The amount credited to the Participant's Company Contributions account shall vest in accordance with the following schedule if such schedule is more rapid than the vesting schedule in Section 5.1;

          Years of Service      Vested Percentage

            fewer than 2                0
                  2                    20
                  3                    40
                  4                    60
                  5                    80
              6 or more               100

13.4  Special Minimum Contribution.

         Notwithstanding the provisions of Sections 3.1 and 4.5 hereof to the contrary, each active Participant in the Plan who is not a Key Employee and who is employed by the Company on the last day of the Plan Year, regardless of whether the Participant received credit for 1,000 or more Hours of Service, made any required Employee contributions for such year or satisfied any other requirement for eligibility to share in Company Contributions under Section 4.5, shall be entitled to a minimum Company Contribution, together with forfeitures, for each Plan Year of an amount not less than the lesser of (i) 3% of such Participant's Compensation for such year or (ii) the largest percentage of Compensation provided for any Key Employee as a Company Contribution (including forfeitures) or Participant Before-Tax Contribution for that Plan Year; provided however, that Social Security contributions may not be used to reduce this contribution. If the Company Contributions under Section 3.1 and the allocation of the Company Contributions under Sections 4.5 and 4.6 do not satisfy the requirements of the preceding sentence for any Plan Year when this Plan is a top-heavy plan, the Company shall contribute an additional amount to the Plan such that each Non-Key Employee shall receive an allocation of at least the minimum contribution required by this Section for such Plan Year.
For purposes of this Section, Qualified Non-Elective Contributions shall be considered to be Company Contributions.

13.5  Change in Top-Heavy Status.

    If the Plan shall cease to be a "top-heavy" plan as defined in this
Article XIII, and if any change in the benefit structure, vesting schedule or other component of a Participant's accrued benefit, shall occur as a result of such change in top-heavy status, the nonforfeitable portion of each Participant's benefit attributable to Company Contributions and forfeitures shall not be decreased as a result of such change. In addition, each Participant with at least three Years of Service with the Company on the date of such change, may elect to have his nonforfeitable percentage computed under the Plan without regard to such change in status. The period during which the election may be made shall commence on the date the Plan ceases to be a top-heavy plan and shall end on the later of (a) 60 days after the change in status occurs, (b) 60 days after the change in status becomes effective, or (c) 60 days after the Participant is issued written notice of the change by the Company or the Committee.


                        ARTICLE XIV

                       Miscellaneous

14.1  Right to Dismiss Employees - No Employment Contract.

    The Company may terminate the employment of any Employee as freely and with the same effect as if this Plan were not in existence. Participation in this Plan by an Employee shall not constitute an express or implied contract of employment between the Company and the Employee.

14.2  Claims Procedure.

         (a) All claims shall be filed in writing by the Participant, his beneficiary or the authorized representative of the claimant, by completing such procedures as the Committee shall require. Such procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information. For purposes of this Section, a request for a Plan loan or an in-service withdrawal shall be considered a claim.

         (b) The Committee shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, written notice of denial shall be furnished by the Committee to the claimant within 90 days after the receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the Participant or beneficiary and the extension shall not exceed 90 days. Such written notice shall set forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to perfect his claims and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. The claimant or his authorized representative may request such a review upon written application. He may review pertinent documents and he may submit issues or comments in writing. The claimant or his duly authorized representative must request such review within the reasonable period of time prescribed by the Committee. In no event shall such a period of time be less than 60 days. The Committee shall decide all such reviews. A decision on review shall be rendered within 60 days of the receipt of request for review by the Committee. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than 120 days following the Committee's receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Committee's decision on review shall be furnished to the claimant. Such decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

         (c) The Committee shall have total discretionary authority to determine eligibility, status, and rights of all persons under the Plan and to construe any and all terms of the Plan.

14.3  Source of Benefits.

    All benefits payable under the Plan shall be paid solely from the Trust Fund, and the Company assumes no liability or responsibility therefor.

14.4  Exclusive Benefit of Employees.

    It is the intention of the Company that no part of the Trust, other than as provided in Sections 3.3, 9.2 and 14.9 hereof and Section 8.3 of the Trust agreement, ever to be used for or diverted to purposes other than for the exclusive benefit of the Employees of the Company and their beneficiaries, and that this Plan shall be construed to follow the spirit and intent of the Code and ERISA.

14.5  Forms of Notices.

    Wherever provision is made in the Plan for the filing of any notice, election or designation by a Participant, the action of such Participant shall be evidenced by the execution of such form as the Committee may prescribe for the purpose.

14.6  Failure of Any Other Corporation to Qualify.

    If any entity adopts this Plan but fails to obtain or retain the qualification of the Plan under the applicable provisions of the Code, such entity shall withdraw from this Plan upon a determination by the Internal Revenue Service that it has failed to obtain or retain such qualification. Within 30 days after the date of such determination, the assets of the Trust Fund held for the benefit of the Employees of such entity shall be segregated and disposed of in accordance with the Plan and Trust.

14.7  Notice of Adoption of the Plan.

    The Company shall provide each of its Employees with notice of the adoption of this Plan and of any amendments and of the salient provisions thereof prior to the end of the first Plan Year. A complete copy of the Plan shall also be made available for inspection by Employees.

14.8  Plan Merger.

    If this Plan merges or consolidates with, or transfers its assets or liabilities to, any other qualified plan of deferred compensation, provisions shall be made so that each Participant would (if the Plan then terminated) be entitled to receive a benefit immediately after the merger, consolidation or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then been terminated.

14.9  Inalienability of Benefits - Domestic Relations Orders.

         (a) Except as provided in Section 7.2, relating to Plan loans, and subsection (b) below, no Participant or beneficiary shall have any right to assign, alienate, transfer, hypothecate, encumber or anticipate his interest in any benefits under this Plan, nor shall such benefits be subject to any legal process to levy upon or attach the same for payment of any claim against any such Participant or beneficiary.

         (b) Subsection (a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order unless such Domestic Relations Order is a Qualified Domestic Relations Order in which case the Plan shall make payment of benefits in accordance with the applicable requirements of any such Qualified Domestic Relations Order.

         (c) In order to be a Qualified Domestic Relations Order, the Domestic Relations Order:
               (i)must clearly specify the name and the last known mailing address (if any) of the Participant;

               (iimust specify the name and mailing address of each Alternate Payee covered by the order;

               (iimust specify either the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

               (ivmust specify the number of payments or period to which such order applies;

               (v)must specify each plan to which such order applies;

               (vimay not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, subject to the provisions of paragraphs (f)(ii) and (f)(iii);
               (vimay not require the Plan to provide increased benefits (determined on the basis of actuarial value);

               (vimay not require the payment of benefits to an Alternate Payee if such benefits have already been designated to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

         (d) In the case of any payment before a Participant has separated from service, a Domestic Relations Order shall not be treated as failing to meet the requirements of subsection (c) solely because such order requires that payment of benefits be made to an Alternate Payee (i) on or after the date on which the Participant attains (or would have attained) the Earliest Retirement Age, (ii) as if the Participant had retired on the date on which such payment is to begin under such order(but taking into account only the account balance on such date), and (iii) in any form in which such benefits may be paid under the Plan to the Participant. For purposes of this subsection (d), the account balance as of the date specified in the Qualified Domestic Relations Order shall be the vested portion of the Participant's account(s) on such date.

         (e) In the case of any Domestic Relations Order received by the Plan, the Committee shall promptly notify the Participant and each Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of Domestic Relations Orders. Within a reasonable period after receipt of such order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination. The Committee shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified orders. Such procedures shall be in writing, shall provide for the notification of each person specified in the Domestic Relations Order as entitled to payment of benefits under the Plan (at the address included in the Domestic Relations Order) of such procedures promptly upon receipt by the Plan of the Domestic Relations Order, and shall permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a Domestic Relations Order. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall separately account for the amounts (hereinafter referred to as the "segregated amounts") that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If the order (or modification thereof) is determined to be a Qualified Domestic Relations Order within 18 months after the date the first payment would have been required by such order, the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. However, if it is determined that the order is not a Qualified Domestic Relations Order, or if the issue as to whether such order is a Qualified Domestic Relations Order is not resolved within 18 months after the date the first payment would have been required by such order, then the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the 18-month period shall be applied prospectively only. If the Plan's fiduciaries act in accordance with fiduciary provisions of ERISA in treating a Domestic Relations Order as being (or not being) a Qualified Domestic Relations Order or in taking action in accordance with this subsection (e), then the Plan's obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the acts of such fiduciaries.

         (f) The Alternate Payee shall have the following rights under the Plan:

               (i)The Alternate Payee may designate beneficiaries in the same manner as a Participant, pursuant to Section 6.1. However, any such beneficiary designation shall be effective without the consent of the spouse of the Alternate Payee. In the absence of an effective beneficiary designation, the Alternate Payee's beneficiary shall be his surviving spouse, or if none, his surviving children and issue of deceased children by right of representation, or if none, his surviving parents, or if none, his estate.

               (iiAn Alternate Payee shall receive a distribution of his Plan assets immediately after the first Valuation Date after the Committee determines that the Domestic Relations Order is a Qualified Domestic Relations Order if so provided in the Qualified Domestic Relations Order.

               (iiDistribution to an Alternate Payee must occur on or before the Participant's Required Beginning Date.

               (ivUpon the death of an Alternate Payee, distributions shall be made to his beneficiary in the same manner as distributions are made to the beneficiary of a deceased Participant pursuant to paragraph 6.5(d); however, the special rules that apply to a Participant's surviving Spouse shall not apply to the spouse of an Alternate Payee.

               (v)The Alternate Payee may direct the investment of his interest in the Plan in the same manner as a Participant, pursuant to subsection 9.3(a).

               (viThe Alternate Payee (or his beneficiary) may bring claims against the Plan in the same manner as a Participant pursuant to Section 14.3.

14.10  Payments Due Minors or Incapacitated Persons.

    If any person entitled to a payment under the Plan is a minor, or if the Committee determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as such, the Committee shall have the power to cause the payments becoming due to such person to be made to his personal representative or to another for his benefit, without responsibility of the Committee or the Trustee to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the Trust Fund, the Trustee and the Committee.

14.11  Uniformity of Application.

    The provisions of this Plan shall be applied in a uniform and non-discriminatory manner in accordance with rules adopted by the Committee which rules shall be systematically followed and consistently applied so that all persons similarly situated shall be treated alike.

14.12  Disposition of Unclaimed Payments.

    Each Participant must file with the Committee from time to time in writing his post office address and the post office address of each of his beneficiaries and each change of post office address. Any communication, statement or notice addressed to a Participant or beneficiary at his last post office address filed with the Committee, or if no address is filed with the Committee then at his last post office address as shown on the Company's records, will be binding on the Participant and his beneficiaries for all purposes of the Plan. Neither the Committee nor the Trustee shall be required to search for or locate a Participant or beneficiary. If the Committee notifies a Participant or beneficiary that he is entitled to a distribution and also notifies him of the provisions of this Section, and the Participant or beneficiary fails to claim his benefits under the Plan or make his address known to the Committee, within three calendar years after the notification, the benefits under the Plan of the Participant or beneficiary will, as the Committee in its discretion determines, either be forfeited as of the end of any Plan Year following the three-year waiting period, or continue to be held in the Trust Fund for the benefit of the Participant. If a Participant's account(s) are forfeited pursuant to this Section and if the Participant should later make a claim for his benefit, the Company shall contribute to the Trust Fund, for distribution, shares of Stock and cash equal in value to the amount forfeited.

14.13  Pronouns:  Gender and Number.

    Unless the context clearly indicates otherwise, words in either gender shall include the other gender and the singular shall include the plural and vice versa.

14.14  Applicable Law.

    This Plan shall be construed and regulated by ERISA, the Code, and, to the extent applicable, the laws of the State of Colorado.

                                UNIQUE MOBILITY, INC.


DATE: February 17, 1997         By: /s/ Donald A. French
                                           Treasurer

                                                       Page
ARTICLE I - Definitions................................. 1
      1.1  "Affiliated Entity".......................... 1
      1.2  "Alternate Payee"............................ 2
      1.3  "Annual Addition"............................ 2
      1.4  "Break in Service"........................... 2
      1.5  "Code"....................................... 2
      1.6  "Committee".................................. 2
      1.7  "Company".................................... 2
      1.8  "Company Contributions"...................... 3
      1.9  "Company Discretionary Contributions"........ 3
      1.10 "Company Matching Contributions"............. 3
      1.11 "Compensation"............................... 3
      1.12 "Determination Date"......................... 4
      1.13 "Determination Year"......................... 4
      1.14 "Disability"................................. 4
      1.15 "Dollar Limitation".......................... 4
      1.16 "Domestic Relations Order"................... 4
      1.17 "Earliest Retirement Age".................... 4
      1.18 "Effective Date"............................. 4
      1.19 "Employee"................................... 4
      1.20 "ERISA"...................................... 5
      1.21 "Family Member".............................. 5
      1.22 "Five-Percent Owner"......................... 5
      1.23 "Highly Compensated Employee"................ 5
      1.24 "Hour of Service"............................ 6
      1.25 "Key Employee"............................... 8
      1.26 "Limitation Year"............................ 8
      1.27 "Look-Back Year"............................. 8
      1.28 "Non-Highly Compensated Employee"............ 8
      1.29 "Non-Key Employee"........................... 8
      1.30 "Normal Retirement Age"...................... 8
      1.31 "Participant"................................ 8
      1.32 "Participant After-Tax Contributions"........ 8
      1.33 "Participant Before-Tax Contributions"....... 8
      1.34 "Participant Contributions".................. 9
      1.35 "Plan Year".................................. 9
      1.36 "Qualified Domestic Relations Order"......... 9
      1.37 "Qualified Non-Elective Contributions"....... 9
      1.38 "Qualified Matching Contributions"........... 9
      1.39 "Required Beginning Date".................... 9
      1.40 "Rollover Contribution"...................... 9
      1.41 "Short Plan Year" ........................... 9
      1.42 "Spouse"..................................... 9
      1.43 "Stock"..................................... 10
      1.44 "Taxable Year".............................. 10
      1.45 "Top-Paid Group"............................ 10
      1.46 "Valuation Date"............................ 10
      1.47 "Year of Service"........................... 11

ARTICLE II - Participation............................. 11
      2.1  Participation - Required Service - Minimum Age 11
      2.2  Reemployment After Cessation of Employment.. 11
      2.3  Enrollment - Procedure...................... 12
      2.4  Absences.................................... 12

ARTICLE III - Contributions............................ 12
      3.1  Company Contributions....................... 12
      3.2  Participant Contributions................... 13
      3.3  Return of Contributions..................... 15
      3.4  Limitation on Annual Additions.............. 15
      3.5  Contribution Limits for Highly Compensated Employees (ACP Test) 16
      3.6  Contribution Limits for Highly Compensated Employees (ADP Test) 17
      3.7  Contribution Limits for Highly Compensated Employees (Multiple Use)
           18
      3.8  Military Service.............................19

ARTICLE IV - Interests in the Trust Fund............... 19
      4.1  Participants' Accounts...................... 19
      4.2  Valuation of Trust Fund..................... 20
      4.3  Allocation of Increase or Decrease in Net Worth 20
      4.4  Allocation of Participant Contributions..... 20
      4.5  Allocation of Company Contributions......... 20
      4.6  Allocation of Qualified Non-Elective Contributions 21
      4.7  Temporary Investment of Participant Contributions 22

ARTICLE V - Amount of Benefits......................... 22
      5.1  Vesting Schedule - Forfeitures.............. 22
      5.2  Credits for Pre-Break Service............... 24
      5.3  Distribution of Vested Amounts.............. 24
      5.4  Transfers - Portability..................... 24
      5.5  Reemployment - Separate Account............. 25

ARTICLE VI - Distribution of Benefits.................. 25
      6.1  Beneficiaries............................... 25
      6.2  Consent..................................... 25
      6.3  Distributable Amount........................ 26
      6.4  Manner of Distribution...................... 26
      6.5  Time of Distribution........................ 26




ARTICLE VII - Withdrawals and Loans.................... 28
      7.1  In-Service Withdrawals...................... 28
      7.2  Loans to Participants....................... 31

ARTICLE VIII - Allocation of Responsibilities - Named Fiduciaries 33
      8.1  No Joint Fiduciary Responsibilities......... 33
      8.2  The Company................................. 34
      8.3  The Trustee................................. 34
      8.4  The Committee - Plan Administrator.......... 34
      8.5  Committee to Construe Plan.................. 34
      8.6  Organization of Committee................... 35
      8.7  Agent for Process........................... 35
      8.8  Indemnification of Committee Members........ 35

ARTICLE IX - Trust Agreement - Investments............. 35
      9.1  Trust Agreement............................. 35
      9.2  Expenses of Trust........................... 35
      9.3  Investments................................. 36

ARTICLE X - Matters Affecting Company Stock............ 37
      10.1  Voting, Etc................................ 37
      10.2  Notices.................................... 37
      10.3  Retention/Sale of Company Stock and Other Securities 37
      10.4  Tender Offers.............................. 38
      10.5  Stock Rights............................... 38
      10.6  Other Rights Appurtenant to the Stock...... 39
      10.7  Information to Trustee..................... 39
      10.8  Information to Participants................ 40
      10.9  Expenses................................... 40
      10.10  Former Participants....................... 41
      10.11  No Recommendations........................ 41
      10.12  Trustee to Follow Instructions............ 41
      10.13  Confidentiality........................... 42
      10.14  Investment of Proceeds.................... 42
      10.15  Independent Fiduciary..................... 43

ARTICLE XI - Termination and Amendment................. 43
      11.1  Termination of Plan or Discontinuance of Contributions 43
      11.2 Allocations upon Termination or Discontinuance of Company Contributions 43
      11.3 Procedure Upon Termination of Plan or Discontinuance of Contributions 44
      11.4  Amendment by Company....................... 44
      11.5  Amendment to Vesting Schedule.............. 44

ARTICLE XII - Plan Adoption by Affiliated Entities..... 45
      12.1  Adoption of Plan........................... 45
      12.2  Agent of Affiliated Entity................. 45
      12.3  Disaffiliation and Withdrawal from Plan.... 45
      12.4  Effect of Disaffiliation or Withdrawal..... 45
      12.5  Distribution Upon Disaffiliation or Withdrawal 46

ARTICLE XIII - Top-Heavy Provisions.................... 46
      13.1  Application of Top-Heavy Provisions........ 46
      13.2  Determination of Top-Heavy Status.......... 47
      13.3  Special Vesting Rule....................... 47
      13.4  Special Minimum Contribution............... 48
      13.5  Change in Top-Heavy Status................. 48

ARTICLE XIV - Miscellaneous............................ 49
      14.1  Right to Dismiss Employees - No Employment Contract 49
      14.2  Claims Procedure........................... 49
      14.3  Source of Benefits......................... 50
      14.4  Exclusive Benefit of Employees............. 50
      14.5  Forms of Notices........................... 50
      14.6  Failure of Any Other Corporation to Qualify 50
      14.7  Notice of Adoption of the Plan............. 50
      14.8  Plan Merger................................ 50
      14.9  Inalienability of Benefits - Domestic Relations Orders 51
      14.10  Payments Due Minors or Incapacitated Persons 53
      14.11  Uniformity of Application................. 53
      14.12  Disposition of Unclaimed Payments......... 53
      14.13  Pronouns:  Gender and Number.............. 54
      14.14  Applicable Law............................ 54